Exhibit 10.17

1161 MISSION STREET
SAN FRANCISCO, CA

OFFICE SPACE LEASE

BETWEEN

DP MISSION STREET, LLC
a Delaware limited liability company
as Landlord

AND

Augmedix, Inc.
a Delaware C Corporation
as Tenant

INDEX TO LEASE

ARTICLE I. BASIC LEASE PROVISIONS 4

ARTICLE II. PREMISES 5

SECTION 2.1 LEASED PREMISES 5
SECTION 2.2 ACCEPTANCE OF PREMISES 5
SECTION 2.3. RELOCATION RIGHT 5
SECTION 2.4 BUILDING NAME AND ADDRESS 5

ARTICLE III. TERM 5

SECTION 3.1 GENERAL 5
SECTION 3.2 DELAY IN POSSESSION 6
SECTION 3.3 INTENTIONALLY OMITTED 6
SECTION 3.4 INTENTIONALLY OMITTED 6

ARTICLE IV. RENT AND OPERATING EXPENSES 6

SECTION 4.1 BASE RENT 6
SECTION 4.2 OPERATING EXPENSE INCREASE 6
SECTION 4.3 SECURITY DEPOSIT 7

ARTICLE V. USES 7

SECTION 5.1 USES 7
SECTION 5.2 SIGNS 7

ARTICLE VI. LANDLORD SERVICES 8

SECTION 6.1 UTILITIES AND SERVICES 7
SECTION 6.2 OPERATION AND MAINTENANCE OF COMMON FACILITIES 8
SECTION 6.3 USE OF COMMON FACILITIES 8
SECTION 6.4 CHANGES AND ADDITIONS BY LANDLORD 8

ARTICLE VII. MAINTAINING THE PREMISES 8

SECTION 7.1 TENANT'S MAINTENANCE AND REPAIR 8
SECTION 7.2 LANDLORD'S MAINTENANCE AND REPAIR 8
SECTION 7.3 ALTERATIONS 9
SECTION 7.4 MECHANIC'S LIENS 9
SECTION 7.5 ENTRY AND INSPECTION 9
SECTION 7.6 MAINTENANCE RELATED TO HAZARDOUS MATERIALS 9

ARTICLE VIII. TAXES AND ASSESSMENTS ON TENANT'S PREMISES 11

ARTICLE IX. ASSIGNMENT AND SUBLETTING 11

SECTION 9.1 RIGHTS OF PARTIES 11
SECTION 9.2 EFFECT OF TRANSFER 12
SECTION 9.3 SUBLEASE REQUIREMENTS 12

ARTICLE X. INSURANCE AND INDEMNITY 13

SECTION 10.1 TENANT'S INSURANCE 13
SECTION 10.2. LANDLORD'S INSURANCE 13
SECTION 10.3 TENANT'S INDEMNITY 13
SECTION 10.4 LANDLORD'S NONLIABILITY 13

ARTICLE XI. DAMAGE OR DESTRUCTION 14

SECTION 11.1 RESTORATION 14
SECTION 11.2 LEASE GOVERNS 14

ARTICLE XII. EMINENT DOMAIN 14

SECTION 12.1 TOTAL OR PARTIAL TAKING 14
SECTION 12.2 TEMPORARY TAKING 14

ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE 14

SECTION 13.1 SUBORDINATION 14
SECTION 13.2. ESTOPPEL CERTIFICATE 15

ARTICLE XIV. DEFAULTS AND REMEDIES 15

SECTION 14.1 TENANT'S DEFAULTS 15
SECTION 14.2. LANDLORD'S REMEDIES 15
SECTION 14.3 LATE PAYMENTS 16
SECTION 14.4 RIGHT OF LANDLORD TO PERFORM 16
SECTION 14.5 DEFAULT BY LANDLORD 17
SECTION 14.6. EXPENSES AND LEGAL FEES 17
SECTION 14.7 WAIVER OF JURY TRIAL 17

ARTICLE XV. END OF TERM 17

SECTION 15.1 HOLDING OVER 17
SECTION 15.2 MERGER ON TERMINATION 17
SECTION 15.3 SURRENDER OF PREMISES; REMOVAL OF PROPERTY 17

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ARTICLE XVI. PAYMENTS AND NOTICES 17
ARTICLE XVII. RULES AND REGULATIONS 18
ARTICLE XVIII. BROKER'S COMMISSION 18
ARTICLE XIX. TRANSFER OF LANDLORD'S INTEREST 18
ARTICLE XX. INTERPRETATION 18

SECTION 20.1 GENDER AND NUMBER 18
SECTION 20.2 HEADINGS 18
SECTION 20.3 JOINT AND SEVERAL LIABILITY 18
SECTION 20.4 SUCCESSORS 18
SECTION 20.5 TIME OF ESSENCE 18
SECTION 20.6 CONTROLLING LAW 18
SECTION 20.7 SEVERABILITY 19
SECTION 20.8 WAIVER AND CUMULATIVE REMEDIES 19
SECTION 20.9 INABILITY TO PERFORM 19
SECTION 20.10 ENTIRE AGREEMENT 19
SECTION 20.11 QUIET ENJOYMENT 19
SECTION 20.12 SURVIVAL 19

ARTICLE XXI. EXECUTION AND RECORDING 19

SECTION 21.1 COUNTERPARTS 19
SECTION 21.2 CORPORATE AND PARTNERSHIP AUTHORITY 19
SECTION 21.3 EXECUTION OF LEASE; NO OPTION OR OFFER 19
SECTION 21.4 RECORDING 19
SECTION 21.5 AMENDMENTS 19

ARTICLE XXII. MISCELLANEOUS 19

SECTION 22.1 NONDISCLOSURE OF LEASE TERMS 19
SECTION 22.2 REPRESENTATIONS BY TENANT 20
SECTION 22.3 CHANGES REQUESTED BY LENDER 20
SECTION 22.4 MORTGAGEE PROTECTION 20
SECTION 22.5 COVENANTS AND CONDITIONS 20

EXHIBIT A 22

FLOOR PLAN OF PREMISES

EXHIBIT B 23

UTILITIES AND SERVICES

EXHIBIT C 24

TENANT'S INSURANCE

EXHIBIT D 25

RULES AND REGULATIONS

EXHIBIT E 26

TENANT'S WORK LETTER

EXHIBIT F 28

ESTOPPEL CERTIFICATE

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OFFICE SPACE LEASE

THIS LEASE is made as of the _____ day of February, 2014, by and between DP MISSION STREET. LLC, a Delaware limited liability company, hereinafter called “Landlord,” and AUGMEDIX, INC., a Delaware C Corporation, herein after called “Tenant.”

ARTICLE I. BASIC LEASE PROVISIONS

Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.	Tenant’s Name and Trade Name:	Augmedix, Inc.

2.	Premises:	Suite No. 210 consisting of approximately 6,636 rentable square feet located on the second floor of the Office Building, as shown on Exhibit A hereto.

	Address of Office Building:	1161 Mission Street, San Francisco, CA 94103

3.	Use of Premises:	General administrative and office use compatible with traditional office buildings.

4.	a. Estimated Commencement Date:	February 5, 2014 [*]

	b. Commencement Date:	The date on which Landlord delivers possession of the Premises to Tenant. Landlord shall so deliver possession of the Premises promptly after the date on which this Lease is fully executed and delivered by the parties. and Tenant has delivered the Security Deposit and prepaid Base Rent as provided herein.

5.	Lease Term:	Forty-Eight (48) months, plus such additional days as may be required to cause this Lease to terminate on the final day of the calendar month in which the lease term ends.

6.	Base Rent:	The Base Rent shall equal the following monthly amounts during the indicated periods of the Lease Term:

Months 1 - 12: $16,590.00 Months 13 - 24: $17,143.00 Months 25 - 36: $17.696.00 Months 37 - 48: $18,249.00

Provided Tenant is not then in default of its obligations under this Lease, beyond applicable notice and cure periods, Base Rent shall be fully abated in Months 1 - 8, it being understood that if the Commencement Date does not occur on the first day of a calendar month, then such abatement may extend into the ninth (9th) month of the Lease Term, for which Base Rent shall be duly prorated, such that Tenant receives eight (8) full months of rental abatement.

7.	Operating Expense Base Year:	Calendar year 2014.

	Expense Recovery Period:	Each calendar year following the Operating Expense Base Year.

8.	Floor Area of Premises:	Approximately 6,636 rentable square feet.

9.	Security Deposit:	Fifty-Four Thousand Seven Hundred Forty-Seven and No/100 Dollars ($54,747.00) as is further described in Section 4.3 herein. The Security Deposit shall be delivered to Landlord concurrently with Tenant’s execution of this Lease.

Provided Tenant is not then in default of its obligations under this Lease, beyond applicable notice and cure periods, and Tenant provided Landlord evidence reasonably satisfactory to Landlord that Tenant has maintained a total average cash balance of $2,000,000.00 in one or more federally-insured bank accounts during the three (3) months immediately preceding the subject Security Deposit Reduction Date, as defined below, the Security Deposit shall be reduced to $36,498.00 at the end of the 24th month of the Lease Term, and further reduced to $18,249.00 at the end of the 36th month of the Lease Term. The date of each such reduction shall be referred to as a -Security Deposit Reduction Date”.

10.	Broker(s):	Landlord –	Michael D. McCarthy, Michael W. Monroe, and Brian McCarthy – Colliers International
		Tenant –	Elizabeth Hart – Cornish & Carey Commercial Newmark Knight Frank

11.	Address for Payments and Notices:

	LANDLORD:	DP Mission Street, LLC
c/o DP Management Services, Inc.
818 West 7th Street, Suite 410
Los Angeles, California 90017
Attn: [*]
Telephone: [*]
Facsimile: [*]

	TENANT:	Augmedix, Inc.
1161 Mission Street, Suite 210
San Francisco, California 94103
Attn: [*]
Telephone: [*]
Facsimile: [*]

12.	Tenant Improvements:	Tenant shall take the Premises “as-is”, and subject to rules, regulations and laws applicable to the Premises and Tenant’s use therefor, except that Landlord shall perform the work (if any) relating to the initial design and construction of Tenant’s improvements, as described in Exhibit E (Tenant’s Work Letter) attached hereto,.

13.	Parking:	None.

14.	Tenant’s Construction Representative:	N/A
Telephone:

	Landlord’s Construction Representative:	N/A
Telephone:

15.	Tenant’s Percentage:	9.76% calculated by dividing the Floor Area of Premises (numerator) by the rentable area of the Office Building (denominator; currently 67,995 rentable square feet) and expressing the resulting quotient as a percentage. Tenant’s Percentage shall be increased during the Term in proportion to any increase in the area of the Premises in accordance with the formula stated herein.

ARTICLE II. PREMISES

SECTION 2.1 LEASED PREMISES

Landlord leases to Tenant and Tenant rents from Landlord the premises shown in Exhibit A (the Premises) containing the floor area set forth in Item 8 of the Basic Lease Provisions and known by the suite number identified in Item 2 of the Basic Lease Provisions. The Premises are located in the office building identified in Item 2 of the Basic Lease Provisions (which together with the underlying real property is called the “Office Building” or the “Building”). The rentable square footage of the Premises set forth in Item 8 of the Basic Lease Provisions is deemed conclusive as between the parties.

SECTION 2.2 ACCEPTANCE OF PREMISES

Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises or the Office Building or the suitability or fitness of either for any specific purpose except as otherwise set forth in this Lease.

SECTION 2.3. RELOCATION RIGHT.

If Landlord requires the Premises for use in conjunction with another suite or for other reasons connected with Landlord’s planning program for the Office Building, upon at least one hundred and twenty (120) days’ advance written notice to Tenant, Landlord shall have the right to move Tenant to other space in the Office Building, provided such space is not more than ten percent (10%) larger or smaller than the Premises and is comparable or superior to the Premises in terms of floor level, views, and overall property value. Landlord shall pay for (a) all out of pocket reasonable expenses of Tenant in moving from the Premises to the new space and (b) the cost of improving the new space so that the level of improvements in the new space is comparable to the level of improvements in the Premises. All the terms and conditions of the original Lease shall remain in full force and effect, and be deemed applicable to the new space except that the Lease shall be deemed amended to reflect such new space as the Premises.

SECTION 2.4 BUILDING NAME AND ADDRESS

Tenant shall not utilize any name selected by Landlord from time to time for the Office Building and/or the Premises as any part of Tenant’s corporate or trade name. Landlord shall have the right to change the name, number or designation of the Office Building or Premises without liability to Tenant, but upon at least thirty (30) days prior written notice to Tenant.

ARTICLE III. TERM

SECTION 3.1 GENERAL

The term of this Lease (“Term”) shall be for the period shown in Item 5 of the Basic Lease Provisions. The Term shall commence on the Commencement Date as set forth in Item 4 of the Basic Lease Provisions. Within ten (10) days after possession of the Premises is tendered to Tenant, the parties shall memorialize on a form provided by Landlord the actual Commencement Date and the expiration date (the “Expiration Date”) of this Lease. Tenant’s failure to execute that form shall not affect the validity of Landlord’s determination of those dates. If Tenant fails to timely execute such form, then Landlord shall be deemed appointed as Tenant’s attorney in fact with power of attorney to execute such for in the name and on behalf of Tenant and Tenant shall be conclusively bound to all of the information set forth in such form as though executed by Tenant.

SECTION 3.2 DELAY IN POSSESSION

If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage, provided that if the Landlord cannot deliver possession of the Premises to Tenant for any reason on or before the later of (a) February 15, 2014, or (b) the date which is fourteen (14) days after full execution (by two competent officers of Tenant, under California law, as signatories) and delivery of this Lease by Tenant, together with delivery of the Security Deposit and prepaid rent as required hereunder, Tenant shall have the right to terminate this Lease without any penalty and, upon such termination, Tenant shall be entitled to return of the Security Deposit and any prepayments or other amounts paid to Landlord that were not otherwise payable as of the date of termination. However, Tenant shall not be liable for any Monthly Rental (defined below) and the Commencement Date shall not occur until Landlord delivers possession of the Premises as required hereunder, except that if Landlord's failure to so deliver possession on the Estimated Commencement Date is attributable to any action or in-action by Tenant, then the Commencement Date shall not be advanced to the date on which possession of the Premises is tendered to Tenant, and Landlord shall be entitled to full performance by Tenant (including the payment of Monthly Rental) from the date Landlord would have been able to deliver the Premises to Tenant but for Tenant's delay(s).

SECTION 3.3 INTENTIONALLY OMITTED

SECTION 3.4 INTENTIONALLY OMITTED

ARTICLE IV. RENT AND OPERATING EXPENSES

SECTION 4.1 BASE RENT

From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset the Base Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions. Any rental adjustment shown in Item 6 shall be deemed to occur on the specified anniversary of the Commencement Date whether or not that date occurs at the beginning of a calendar month. The Base Rent shall be due and payable in advance commencing on the Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term. No demand notice or invoice shall be required. An installment of one (1) full month's Base Rent at the initial rate specified in Item 6 of the Basic Lease Provisions shall be delivered to Landlord concurrently with Tenant's execution of this Lease and shall be applied against the Base Rent first due hereunder. As used in this Lease, the term "Monthly Rental" shall mean Base Rent and Tenant's Percentage Share of Excess Operating Expenses (defined below); and the term "Additional Rent" shall mean all amounts of any type whatsoever other than Base Rent to be paid by Tenant pursuant to the terms of this Lease.

SECTION 4.2 OPERATING EXPENSE INCREASE

(a) Tenant shall reimburse Landlord as Additional Rent for Tenant's Percentage Share of Excess Operating Expenses. "Excess Operating Expenses" means, for each Expense Recovery Period, the difference between Operating Expenses, as that term is defined below, incurred by Landlord in the operation of the Office Building and allocable to such Expense Recovery Period, and Operating Expenses incurred by Landlord in the operation of the Office Building and allocable to the Operating Expense Base Year, provided that Tenant shall not be liable for any Excess Operating Expenses to the extent pertaining to or arising from services or other benefits which are provided to specific tenants or occupants other than Tenant, but not to Tenant. If this Lease shall expire or terminate on a day other than the end of a calendar year, the amount of Tenant's Percentage Share of Excess Operating Expenses payable under this Section 4.2 for the Expense Recovery Period in which such expiration or termination occurs shall be prorated on the basis that the number of days from January 1 of such calendar year to the expiration or termination date bears to the number of days in such calendar year. Tenant acknowledges Landlord's rights to make changes or additions to the Office Building from time to time pursuant to Section 6.4 below, in which event the total rentable square footage within the Office Building shall be adjusted.

(b) Commencing prior to the start of the first full Expense Recovery Period of the Lease (as set forth in Item 7 of the Basic Lease Provisions), and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant's proportionate share of Excess Operating Expenses for the Expense Recovery Period or portion thereof. Tenant shall pay the estimated amount to Landlord in equal monthly installments in advance with Base Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay cost reimbursements at the rates established for the prior Expense Recovery Period, if any; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued cost reimbursements based upon the new estimate.

(c) Within one hundred twenty (120) days after the end of the Base Year and of each Expense Recovery Period, Landlord shall endeavor to furnish to Tenant a statement showing in reasonable detail the actual or prorated Operating Expenses incurred by Landlord during the period and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant's estimated payments, if any, to Tenant's actual proportionate share as shown by the annual statement. Any amount due Tenant shall be credited against installments next coming due under this Section 4.2, and any deficiency shall be paid by Tenant together with the next installment. If Tenant has not made estimated payments during the Expense Recovery Period, any amount owing by Tenant pursuant to subsection (a) above shall be paid to Landlord in accordance with Article XVI. Should Tenant fail to object in writing to Landlord's determination of actual Operating Expenses within sixty (60) days following delivery of Landlord's expense statement, Landlord's determination of actual Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties.

(d) Even though the Lease has terminated and the Tenant has vacated the Premises when the final determination is made of Tenant's share of Excess Operating Expenses for the Expense Recovery Period in which the Lease terminates, Tenant shall, upon notice, pay the entire increase due over the estimated expenses paid. Conversely, any overpayment made in the event expenses decrease shall be rebated by Landlord to Tenant.

(e) If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated expenses for the year, then Tenant's estimated share of Operating Expenses shall be increased for the month in which the increase becomes effective

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and for all succeeding months by an amount equal to Tenant's proportionate share of the increase. Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, Tenant's monthly share thereof, and the months for which the payments are due. Tenant shall pay the increase to Landlord as a part of Tenant's monthly payments of estimated expenses, as provided in paragraph (b) above, commencing with the month in which it is effective.

(f) The term Operating Expenses shall include all expenses of operation and maintenance of the Office Building, together with all appurtenant Common Facilities (as defined in Section 6.2), and shall include the following charges by way of illustration but not limitation: water and sewer charges and the cost of supplying all utilities to the Office Building and of operating, maintaining, repairing, renovating and managing the utility systems serving the Office Building and its mechanical systems, sanitary and storm drainage systems, and any escalator and/or elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith (provided, however, that to the extent any utility service is separately metered to the Premises and paid for directly by Tenant to the utility provider, then charges, surcharges or other costs for such utility service shall not be included in Operating Expenses except as pertaining to the Common Facilities only); taxes; insurance premiums or reasonable premium equivalents, should Landlord elect to self-insure any risk that Landlord is authorized to insure hereunder; license permit and inspection fees; janitorial services for the Common Facilities; supplies; materials; equipment; tools; programs instituted to comply with transportation management requirements; tenant services; amortization of capital investments over their useful life in accordance with generally accepted accounting principles; labor; reasonably allocated wages and salaries fringe benefits and payroll taxes for administrative and other personnel directly applicable to the Office Building, including both Landlord's personnel and outside personnel but exclusive of personnel above the level of building manager; any expense incurred pursuant to Sections 6.1, 6.2, 6.4, 7.2 and 10.2 and Exhibit B below; and a reasonable overhead/management fee. It is understood that Operating Expenses shall include competitive charges for direct services provided by any subsidiary or division of Landlord. The term "taxes," as used herein shall include the following: (i) all real estate taxes or personal property taxes, as such property taxes may be reassessed from time to time; (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Office Building, and any improvements, fixtures and equipment and other property of Landlord located in the Office Building except that general net income and franchise taxes imposed against Landlord shall be excluded; (iii) any tax surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes other than taxes covered by Article VIII; and (iv) costs and expenses incurred in contesting the amount or validity of any tax by appropriate proceedings. When calculating Operating Expenses for the Operating Expense Base Year, Operating Expenses shall exclude excess amounts paid due to market-wide extraordinary circumstances that do not exist in or apply to subsequent years, including, but not limited to, boycotts and strikes, natural disasters, utility conservation surcharges, boycotts, embargoes or other shortages. A copy of Landlord's unaudited statement of expenses shall be made available to Tenant upon request. The Operating Expenses may be extrapolated by Landlord to reflect at least ninety-five percent (95%) occupancy of the rentable area of the Office Building during any Expense Recovery Period.

SECTION 4.3 SECURITY DEPOSIT

Concurrently with Tenant's delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions to be held by Landlord as security for the full and faithful performance of Tenant's obligations under this Lease (the Security Deposit). Upon any default by Tenant, including specifically (but not limited to) Tenant's failure to pay Base Rent or Additional Rent or to abide by its obligations under Sections 7.1 and 15.3 below, upon at least five (5) days' prior written notice to the Tenant, Landlord may apply all or part of the Security Deposit as full or partial compensation for that default. If any portion of the Security Deposit is so applied, Tenant shall, within five (5) days after written demand by Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep this Security Deposit separate from its general funds and Tenant shall not be entitled to interest on the Security Deposit. If Tenant fully performs its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord's option to the last assignee of Tenant's interest in this Lease) after the expiration of the Term, provided that Landlord may retain the Security Deposit until such time as all amounts due from Tenant in accordance with this Lease have been determined and paid in full.

ARTICLE V. USES

SECTION 5.1 USES

Tenant shall use the Premises in accordance with the purposes stated in Item 3 of the Basic Lease Provisions. The parties agree that any materially contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief, in addition to any other available remedy. Tenant shall not do nor permit anything to be done in or about the Premises which will in any way interfere with the rights of other occupants of the Office Building or use, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy (ies) covering the Office Building, and/or their contents, and shall comply with all applicable insurance underwriters' rules and the requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall comply, at its expense, with all present and future laws, ordinances, and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation, all federal and state occupational, health and safety requirements and all recorded covenants, conditions and restrictions affecting the Office Building whether or not Tenant's compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. Subject to Section 7.6 below, Tenant shall not generate, handle, store or dispose of "Hazardous Materials", as that term is defined below, in the Premises or the Office Building without the prior written consent of Landlord, which consent may be refused or conditioned by Landlord in its sole and absolute discretion. Tenant acknowledges that: (a) the Office Building may not comply in certain respects with the requirements of the 'Americans with Disabilities Act; and (b) certain portions of the Office Building may contain asbestos containing material. Landlord has been advised that any such materials are non-friable and do not represent a health risk. Tenant is invited to review reports concerning these matters on file at the office of the Office Building.

SECTION 5.2 SIGNS

Tenant shall be entitled, at its sole cost and expense, to identification signage outside of the Premises on the floor on which the Premises are located. The location, quality, design, style, lighting and size of such signage shall be consistent with the Building's standard signage program and shall be subject to Landlord's prior written approval, in its sole discretion. Upon

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the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Building. Any signs, window coverings, or blinds (even if the same are located behind window coverings for the Building approved by Landlord), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole discretion.

ARTICLE VI. LANDLORD SERVICES

SECTION 6.1 UTILITIES AND SERVICES

Landlord shall pay for and furnish to the Premises the utilities and services described in Exhibit B subject to the conditions and payment obligations and standards set forth in this Lease. Landlord shall not be liable for any failure to furnish any services or utilities when the failure is the result of any accident or other cause beyond Landlord's reasonable control, nor shall Landlord be liable for damage to Tenant's equipment resulting from power surges. Unless due to Landlord's gross negligence or willfully wrongful act, Landlord's failure to furnish any services or utilities shall not entitle Tenant to any damages, relieve Tenant of the obligation to pay Base Rent or Additional Rent (except as expressly otherwise set forth in this Lease), or constitute a constructive or other eviction of Tenant, except that Landlord shall diligently attempt to restore the service or utility promptly. Tenant shall comply with all rules and regulations, which Landlord may reasonably establish for the provision of services and utilities and shall cooperate with all reasonable conservation practices established by Landlord. Landlord shall, at all reasonable times, have free access to all electrical and mechanical installations of Landlord.

SECTION 6.2 OPERATION AND MAINTENANCE OF COMMON FACILITIES

During the Term, Landlord shall operate all Common Facilities within the Office Building. The term "Common Facilities" shall mean all areas within the exterior boundaries of the Office Building which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation, parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common entrances and lobbies, elevators and restrooms not located within the premises of any tenant.

SECTION 6.3 USE OF COMMON FACILITIES

The occupancy by Tenant of the Premises shall include the use of the Common Facilities in common with Landlord and with all others for whose convenience and use the Common Facilities may be provided by Landlord, subject, however, to compliance with all rules and regulations as are prescribed from time to time by Landlord. Landlord shall operate and maintain the Common Facilities in the manner Landlord may determine to be appropriate. Landlord shall, at all times during the Term, have exclusive control of the Common Facilities and may restrain any use or occupancy, except as authorized by Landlord's rules and regulations. Tenant shall keep the Common Facilities clear of any obstruction or unauthorized use related to Tenant's operations. Landlord may temporarily close any portion of the Common Facilities for repairs, remodeling and/or alterations to prevent a public dedication or the accrual of prescriptive rights or for any other reason deemed sufficient by Landlord.

SECTION 6.4 CHANGES AND ADDITIONS BY LANDLORD

Landlord reserves the right to make alterations or additions to the Office Building or to the attendant fixtures, equipment and Common Facilities. Landlord may, at any time, relocate or remove any of the various buildings, parking areas and other Common Facilities, and may add buildings and areas from time to time, provided that Tenant's ability to use the Premises is not materially changed as a result of any such alterations. No change shall entitle Tenant to any abatement of Base Rent or Additional Rent or to any other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or use of the Premises. Landlord also reserves the right to subdivide the property, and Tenant shall cooperate in signing any maps, permits and certificates to facilitate same, provided that Tenant shall not thereby be required to incur additional costs.

ARTICLE VII. MAINTAINING THE PREMISES

SECTION 7.1 TENANT'S MAINTENANCE AND REPAIR

When and if needed or whenever requested by Landlord, Tenant, at its sole expense, shall make all repairs and replacements necessary to keep the Premises in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear and painting or repainting. All repairs and replacements shall be at least equal in quality to the original work, shall be made only by a licensed bonded contractor approved in writing in advance by Landlord, and shall be made only at the time or times approved by Landlord. Any contractor utilized by Tenant shall be subject to Landlord's standard requirements for contractors, as modified from time to time. Landlord may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs. Alternatively, Landlord may elect to make any such repair on behalf of Tenant and at Tenant's expense, and Tenant shall promptly reimburse Landlord for all costs incurred upon submission of an invoice. Tenant shall be solely responsible for providing janitorial services to the Premises, using a contractor reasonably approved in advance in writing by Landlord, at Tenant's sole cost and expense

SECTION 7.2 LANDLORD'S MAINTENANCE AND REPAIR

(a) Subject to Section 7.1 and Article XI, Landlord shall provide service, maintenance and repair with respect to any ventilating or heating equipment which serves the Office Building and shall maintain in good repair the roof, foundations, footings, the exterior surfaces of the exterior walls of the Office Building, and the structural, electrical and mechanical systems, except that Tenant, at its expense, shall make (or, at Landlord's elections, shall reimburse Landlord for the cost of making) all repairs which Landlord deems reasonably necessary as a direct result of the act or negligence of Tenant, its agents, employees, invitees, subtenants or contractors. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord's affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs, except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord's right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not make repairs at Landlord's expense or by rental offset.

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(b) Except as provided in Sections 11.1 and 12.1 below, there shall be no abatement of Base Rent or Additional Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements to any portion of the Office Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises.

(c) Where maintenance or repair work is necessary within the Premises to cure an emergency situation, Landlord shall attempt to contact Tenant prior to performing such work, but, shall perform such work immediately upon Landlord's discovery thereof, if the circumstances dictate an immediate response, regardless of whether Landlord was able to contact Tenant.

SECTION 7.3 ALTERATIONS

Tenant shall make no material (i.e., costing in excess of $10,000) alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. If any such improvement requires approval by or notice to the lessor of a superior lease or the holder of a mortgage, no work shall proceed until such approval has been received or such notice has been given. Landlord may impose, as a condition to its consent, any requirements that Landlord, in its discretion, may deem reasonable or desirable, including but not limited to a requirement that all work be covered by a lien and completion bond satisfactory to Landlord and requirements as to the manner, time and contractor for performance of the work. Landlord may require that Tenant enter into an agreement with Landlord for the work to be performed by Landlord's contractor, in which event Tenant shall pay to Landlord, in advance as Additional Rent, the cost of construction as estimated by Landlord with, a final reconciliation payment to be made by the appropriate party upon completion of the work. Should Landlord authorize Tenant to perform the work with a contractor approved by Landlord, Tenant shall obtain all required permits for the work and shall perform the work in compliance with all applicable laws, regulations and ordinances. In any event, Landlord shall be entitled to a supervision fee in the amount of five percent (5%) of the total cost of the work. Under no circumstances shall Tenant make any improvement, which incorporates asbestos-containing construction materials into the Premises. Any request for Landlord's consent shall be made in writing at least fifteen (15) days in advance of the commencement of any work, and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Unless Landlord otherwise agrees in writing, all alterations, additions or improvements affixed to the Premises (including any office partitions or telephone systems paid for from the Tenant Improvement Allowance but excluding moveable trade fixtures and furniture) shall become the property of Landlord and shall be surrendered with the Premises and shall remain permanently affixed to the Building at the end of the Term, except that Landlord may, by notice to Tenant given at the time of Landlord's consent to the alteration or improvement, require Tenant to remove by the Expiration Date or sooner termination date of this Lease all or any alterations, decorations, fixtures, additions, improvements and the like installed either by Tenant or by Landlord at Tenant's request, and to repair any damage to the Premises arising from that removal. Except as provided in this Lease or in any Exhibit to this Lease, should Landlord make any alteration or improvement to the Premises for Tenant, Landlord shall be entitled to reimbursement from Tenant for all costs incurred. Within thirty (30) days after completion of Tenant's alterations requiring the submission of plans to Landlord as set forth herein, Tenant shall furnish to Landlord a complete set of "as-built" plans and specifications. Subject to all of the foregoing conditions and requirements, the Tenant shall have the right to build out the Premises in order to set up conference rooms, offices, lounge areas and make other changes as required to operate Tenant's business and operations on the Premises, provided that any modular furniture on the Premises, the installation of which furniture does not require or involve any anchoring or other penetrations of the floor, walls or ceiling of the Premises, shall not be restricted under this Section 7.3.

SECTION 7.4 MECHANIC'S LIENS

Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord's attorneys' fees, shall be reimbursed by Tenant promptly following Landlord's demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than twenty (20) days prior notice in writing before commencing construction of any kind on the Premises so that Landlord may post and maintain notices of non-responsibility on the Premises.

SECTION 7.5 ENTRY AND INSPECTION

Landlord shall at all times have the right, upon at least twenty-four (24) hour prior written notice to Tenant (except in the case of an emergency, in which case only such notice as is reasonable under the circumstances shall be required), to enter the Premises to inspect them, to supply services in accordance with this Lease, to protect the interests of Landlord in the Premises, and to submit the Premises to prospective or actual purchasers or encumbrance holders or to prospective tenants (or during the last one hundred eighty (180) days of the Term or during the period an uncured Tenant default exists), all without being deemed to have caused an eviction of Tenant and without abatement of Base Rent or Additional Rent, except as provided elsewhere in this Lease. Landlord shall at all times have and retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord shall not, under any circumstances, be deemed to be a forcible or unlawful entry into or a detainer of the Premises or any eviction of Tenant from the Premises.

SECTION 7.6 MAINTENANCE RELATED TO HAZARDOUS MATERIALS

(a) Subject to the provisions contained in Section 5.1, as used herein, the term "Hazardous Material" means any hazardous or toxic substance, chemical, material or waste or component thereof, including radioactive materials and components, which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control

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Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iii) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (iv) petroleum, (v) asbestos, (vi) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (vii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (viii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Sections 6902, et seq. (42 U.S.C. Section 6903), or (ix) defined as a "hazardous substance" pursuant to Section 101 of the Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq. (42 U.S.C. Section 9601).

(b) Tenant acknowledges that Landlord may incur costs (A) for complying with laws, codes, regulations or ordinances relating to Hazardous Material, or (B) otherwise in connection with Hazardous Material, including, without limitation, the following: (i) Hazardous Material present in soil or ground water; (ii) Hazardous Material that migrates, flows, percolates, diffuses or in any way moves onto or under the Office Building; (iii) Hazardous Material present on or under the Office Building as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Office Building by other tenants of the Office Building or their agents, employees, contractors or invitees, or by others; and (iv) material which becomes Hazardous Material due to a change in laws, codes, regulations or ordinances which relate to hazardous or toxic material, substances or waste. Tenant agrees that the costs incurred by Landlord with respect to, or in connection with, complying with laws, codes, regulations or ordinances relating to Hazardous Material shall be an Operating Expense, unless the cost of such compliance, as between Landlord and Tenant, is made the responsibility of Tenant under this Lease. To the extent any such Operating Expense relating to Hazardous Material is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties, or other action, Tenant shall be entitled to a proportionate share of such Operating Expense to which such recovery or reimbursement relates.

(c) Notwithstanding anything to the contrary contained in this Lease, Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release, or discharge any Hazardous Material upon or about the Office Building, nor permit Tenant's employee, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Office Building. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance, and handling within, the Premises of substances customarily used in administrative offices, provided all of the following conditions are met: (a) such substances are used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable laws and the manufacturers' instructions therefore; (b) such substances are not disposed of, released, or discharged on the Office Building and are transported to and from the Premises in compliance with all laws, and as Landlord shall reasonably required; (c) if any applicable law or if Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's sole cost and expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site, and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises; and (d) any remaining such substances shall be completely, properly, and lawfully removed from the Office Building upon expiration or earlier termination of this Lease.

(d) Tenant shall promptly notify Landlord of: (a) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property, (b) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material on or from the Premises, and (c) any matters where Tenant is required by law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health, or safety law. If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents, or contractors, on or about the Office Building in violation of this Lease, in addition to notifying Landlord, Tenant shall immediately, properly and in compliance with applicable laws clean up and remove the Hazardous Material from the Office Building and any other affected area, at Tenant's sole cost and expense. Such clean up and removal shall be subject to Landlord's prior written approval (except in emergencies), and shall include any and all testing, investigation, and preparation and the implementation of any remedial action plan required by any governmental body having jurisdiction or as reasonably by Landlord. If Tenant shall fail to comply with the provisions of this Section within five (5) days after written notice by Landlord, or such shorter time as may be required by law or in order to minimize any hazard to persons or property, Landlord may, but shall not be obligated to, arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's sole cost and expense (without limiting Landlord's other remedies under this Lease or applicable laws.

(e) At such times as Landlord may request in its sole and absolute discretion, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer thereof, written information concerning the removal, transportation, and disposal of the same, and such other information as Landlord may require or may be required by law. Tenant agrees that it shall promptly complete and deliver to Landlord any disclosure form regarding Hazardous Materials that may be required by any governmental agency. Tenant shall promptly, upon demand, reimburse Landlord for any additional insurance premium charged by reason of Tenant's failure to comply with the provisions of this Section 7.6.

(f) If any Hazardous Material is released, discharged, or disposed of on or about the Office Building and such release, discharge, or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge, or disposal shall be deemed casualty damage under Article 11 to the extent that the Premises or common areas serving the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under Article 11 of this Lease.

(g) Tenant shall not install any Freon-containing systems or equipment including, but not limited to, refrigerators, freezers, HVAC systems or self-contained air conditioners without Landlord's prior written approval. If a Freon-containing system is so approved by Landlord, Tenant shall remove said system prior to the Expiration Date of the Lease, at Tenant's sole cost and expense. Tenant shall comply with all legal requirements, industry practices and rules established by Landlord in

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performing such removal work, and Tenant shall restore the Premises to the condition, which existed immediately prior to the installation of the Freon system.

ARTICLE VIII. TAXES AND ASSESSMENTS ON TENANT'S PREMISES

Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises. When possible, Tenant shall cause its personal property to be assessed and billed separately from the real property of which the Premises form a part. If any taxes on Tenant's personal property are levied against Landlord or Landlord's property, and if Landlord pays the same or if the assessed value of Landlord's property is increased by the inclusion of a value placed upon the personal property of Tenant, and if Landlord pays the taxes based upon the increased assessment, Tenant shall pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment. In calculating what portion of any tax bill which is assessed against Landlord separately or Landlord and Tenant jointly is attributable to Tenant's fixtures and personal property, Landlord's reasonable determination shall be conclusive.

ARTICLE IX. ASSIGNMENT AND SUBLETTING

SECTION 9.1 RIGHTS OF PARTIES

(a) Except as otherwise expressly provided in this Article IX, Tenant will neither voluntarily nor by operation of law assign, sublet, encumber or otherwise transfer all or any part of Tenant's interest in this Lease or permit the Premises to be occupied by anyone other than Tenant without Landlord's prior written consent, which consent shall not unreasonably be withheld or delayed and shall be in accordance with the provisions of Section 9.1(d). No assignment (whether voluntary, involuntary or by operation of law) and no subletting shall be valid or effective without Landlord's prior written consent and at Landlord's election shall constitute a material default of this Lease. Landlord shall not be deemed to have given its consent to any assignment or subletting by any other course of action, including its acceptance of any name for listing in the Office Building directory. To the extent not prohibited by provisions of the Bankruptcy Code 11 U.S.C. Section 101 et seq. (the Bankruptcy Code), including Section 365(f)(1), Tenant, on behalf of itself and its creditors, administrators and assigns, waives the applicability of Section 365(e) of the Bankruptcy Code, unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord's standard for consent, as set forth in Section 9.1(d) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment, shall be delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment and shall, upon demand, execute and deliver to Landlord an instrument confirming that assumption.

(b) If Tenant is a corporation or is an unincorporated association or partnership, the transfer of any stock or interest in the corporation, association or partnership, which results in a change in the voting control of Tenant or Tenant's guarantor, if any, shall be deemed an assignment within the meaning and provisions of this Article. In addition, any change in the status of the entity, such as but not limited to the withdrawal of a general partner, shall be deemed an assignment within the meaning of this Article.

(c) Notwithstanding anything to the contrary herein, Tenant, without the approval of Landlord (but with thirty [30] days' prior written notice indicating the basis upon which the transaction qualifies as an Intra-Corporate Transfer, provided that with respect to a transaction described in clauses [iii] or [iv] below with an unrelated third party or unaffiliated entity as to which Tenant is prohibited by obligations of confidentiality pertaining to such transaction from disclosing the transaction to the public prior to the consummation thereof, such notice shall be delivered to Landlord promptly after the effective date of such transaction) and without being subject to any right of Landlord to recapture the Premises, to receive any portion of the consideration for the transfer, or to declare a default of this Lease, may assign the Lease, or sublease the whole of the Premises, to any of the following (collectively, "Intra-Corporate Transfers"): (i) any corporation, limited liability company or other entity which by virtue of its direct or indirect ownership of the stock, membership interests or other ownership interest, as applicable, of Tenant, has the power to direct Tenant's management and operations; (ii) any corporation, limited liability company or other entity the management and operations of which Tenant, by virtue of Tenant's direct or indirect ownership of the stock, membership interests or other applicable ownership interest therein, has the power to direct; (iii) any corporation or other entity in which or with which Tenant, its successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation, so long as the liabilities of the entity participating in such merger or consolidation are assumed by the entity surviving such merger or created by such consolidation, and written acknowledgment of such assumption is provided to Landlord promptly upon the consummation of such merger or consolidation; or (iv) any corporation or other entity acquiring all or substantially all of Tenant's assets, so long as the liabilities of Tenant are assumed by the acquirer of such assets and written confirmation of such assumption is provided to Landlord concurrently with Tenant's notice of such acquisition as required under this paragraph. Notwithstanding the foregoing, the original Tenant shall remain liable on the Lease after any transfer described in the preceding sentence, and in no event shall any such transfer release Tenant (or its transferee) from the use and/or any other requirements and obligations under this Lease. In no event shall the provisions of this Section apply to, or be used to permit, a transaction designed primarily to avoid the requirement of obtaining Landlord's consent to an assignment or sublease to a third party (such as, by way of example and not by way of limitation, assignment of this Lease to a single-asset subsidiary of Tenant and the subsequent merger or consolidation of such subsidiary with, or the sale of such subsidiary's assets to, an entity not otherwise related to Tenant).

(d) If Tenant desires to transfer an interest in this Lease to a corporation or entity not set forth in Section 9.1(c) above, it shall first notify Landlord of its desire and shall submit in writing to Landlord: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment; and (iv) any other information requested by Landlord and reasonably related to the transfer. Except as provided in Subsection (d) of this Section, Landlord shall not unreasonably withhold its consent provided: (1) the use of the Premises will be consistent with the provisions of this Lease and with Landlord's commitment to other tenants of the Office Building; (2) fifty percent (50%) of any profit, calculated based on the effective rent over the term of the Lease, received by the Tenant from the assignment or subletting, whether during or after the Term of this Lease, shall be paid to Landlord when received; (3) at Landlord's election, insurance requirements shall be brought into conformity with Landlord's then current leasing practice; (4) any proposed subtenant or assignee that is subleasing

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or assuming more than 50% of the Premises demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed subtenant or assignee, including but not limited to a balance sheet of the proposed subtenant or assignee as of a date within ninety (90) days of the request for Landlord's consent and statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord's consent; (5) any proposed subtenant or assignee demonstrates to Landlord's reasonable satisfaction a record of successful experience in business; (6) the proposed assignee or subtenant is not an existing tenant of the Office Building; and (7) the proposed transfer will not impose additional burdens or adverse tax effects on Landlord. If Landlord consents to the proposed transfer, Tenant may, within ninety (90) days after the date of the consent, effect the transfer upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord's consent as set forth in this Section. Landlord shall approve or disapprove any requested transfer within thirty- (30) days following receipt of Tenant's written request and the information set forth above. For purposes of clause (2) above, "profit" shall mean all rent, additional rent and other consideration payable by an assignee, sublessee or transferee in connection with an assignment, sublease or transfer in excess of the Monthly Rental payable by Tenant under this Lease during the term of the assignment, sublease or transfer, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises paid for by Tenant in connection with the assignment, sublease or transfer; (ii) any other out of pocket monetary concessions provided by Tenant to the assignee, sublessee or transferee; (iii) any brokerage commission and reasonable attorneys fees paid for by Tenant in connection with the assignment, sublease or transfer. If such assignment, sublet or transfer is less than all of the Premises, the "profit" shall be calculated on a rentable square foot basis.

(e) If Landlord's consent to a transfer is required, Tenant shall pay to Landlord a transfer fee of One Thousand Dollars ($1,000.00) when Landlord's consent to such transfer is requested by Tenant.

(f) Notwithstanding the provisions of Subsection (d) above, in lieu of consenting to a proposed assignment of this Lease or a subletting of all or substantially all of the Premises (other than an assignment or sublease described in Subsection c above or pursuant to clause (h), below), Landlord may elect to (i) sublease the entire Premises or take an assignment of Tenant's interest in this Lease upon the same terms as offered to the proposed subtenant or assignee (excluding terms relating to the purchase of personal property, the use of Tenant's name, or the continuation of Tenant's business); or (ii) terminate this Lease, effective on the date that the proposed sublease or assignment would have become effective. Landlord may, thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee of Tenant.

(g) Tenant agrees that it shall not assign, sublease or license, nor advertise as available for assignment, sublease or license, nor list with any broker for assignment, sublease or license, all or any portion of the Premises for a consideration which is less than the fair market rental value, as determined by Landlord in its reasonable discretion, for comparable space in the Building for a comparable term commencing concurrently with the assignment, sublease or license term, with comparable rent credits and tenant improvement allowances, if any. Within 10 days after Landlord receives any written request from Tenant for Landlord's estimate of the fair market rental value for specified space, which request shall identify the space in question, the proposed term and the proposed rent credits and improvement allowances, Landlord shall notify Tenant in writing of the fair market rental value for such space for a comparable term with comparable rent credits and tenant improvement allowances, if any.

(h) Notwithstanding the provisions of this Section 9 to the contrary: (1) Tenant shall have the right to assign this Lease to any third party that acquires all or substantially all of Tenant's assets or outstanding voting securities, provided that such acquiring entity has the financial ability to continue to meet Tenant's obligations under the Lease as reasonably determined by the Landlord, and provided Tenant gives Landlord the notice required under subparagraph (c) above with respect to such assignment; and (2) Tenant shall have the right to sublease to no more than three (3) subtenants, individual office rooms or other space in the Premises collectively constituting not more than 49% of the total square footage of the Premises, either as a sublease or on a shared-desk basis, provided that: (a) the original Tenant named herein is and remains in occupancy of the Premises throughout the term of any such sublease; (b) each such sublease shall be in writing signed by the subtenant and Tenant; (c) Tenant shall notify Landlord in writing of each such subtenancy, and provide Landlord with a copy of the corresponding sublease, within five (5) days after execution of such sublease; (d) in no event shall the term of any such sublease extend beyond the then-current Term of this Lease; and (e) each such sublease shall include provisions whereby the subtenant expressly acknowledges that the sublease is subject and subordinate to this Lease, and that such subtenant shall comply with all Rules and Regulations of the Building.

SECTION 9.2 EFFECT OF TRANSFER

No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay Base Rent and Additional Rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify, defend, protect and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant. Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable, jointly and severally, with Tenant for the payment of all Base Rent and Additional Rent and for the due performance of all of Tenant's obligations under this Lease. No transfer shall be binding on Landlord unless any document memorializing the transfer is delivered to Landlord and both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.

SECTION 9.3 SUBLEASE REQUIREMENTS

The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be included in each sublease:

(a) Tenant hereby irrevocably assigns to Landlord all of Tenant's interest in all rentals and income arising from any sublease of the Premises and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default occurs, and is continuing or remains uncured, in the performance of Tenant's obligations under this Lease, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of

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Tenant's obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord.

(b) In the event of the termination of this Lease, Landlord may, at its sole option, take over Tenant's entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's sublease rental. The general provisions of this Lease, including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease.

(c) Tenant agrees that Landlord may, at its sole option, authorize a subtenant of the Premises to cure a default by Tenant under this Lease. Should Landlord accept such cure, the subtenant shall have a right of reimbursement and offset from and against Tenant under the applicable sublease.

ARTICLE X. INSURANCE AND INDEMNITY

SECTION 10.1 TENANT'S INSURANCE

Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit C. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

SECTION 10.2. LANDLORD'S INSURANCE

Landlord may, at its election, provide any or all of the following types of insurance with or without deductible and in amounts and coverages as may be determined by Landlord in its discretion: all risk property insurance subject to standard exclusions covering the Office Building, and such other risks as Landlord or its mortgagees may from time to time deem appropriate, including leasehold improvements made by Landlord and comprehensive public liability coverage. Landlord shall not be required to carry insurance of any kind on Tenant's property, including leasehold improvements, trade fixtures, furnishings, equipment plate glass, signs and all other items of personal property, and shall not be obligated to repair or replace that property should damage occur. All proceeds of insurance maintained by Landlord upon the Office Building shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs.

SECTION 10.3 TENANT'S INDEMNITY

Except for gross negligence or willful misconduct of Landlord or of any of Landlord's agents, employees or officers, to the fullest extent permitted by law, Tenant shall defend, indemnify, protect and hold harmless Landlord, its agents and any and all affiliates of Landlord, including without limitation any corporations or other entities controlling, controlled by or under common control with Landlord, from and against any and all claims, liabilities, costs or expenses arising after the Commencement Date directly from Tenant's use or occupancy of the Premises, the Office Building or the Common Facilities, or from the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees in or about the Premises, the Office Building or the Common Facilities, or from any default in the performance of any obligation on Tenant's part to be performed under this Lease, or from any negligence or willfully wrongful act or omission of Tenant or its agents, employees, visitors, patrons, guests, invitees or licensees. Landlord shall provide reasonable prior written notice to Tenant for the Tenant to assume Landlord's defense in any action covered by this Section through counsel satisfactory to Landlord. Tenant's obligations under this Section 10.3 shall survive the expiration or termination of this Lease as to any matters arising prior to such expiration or termination or prior to Tenant's vacation of the Building. Under no circumstances shall Landlord ever be liable to Tenant for consequential or punitive damages, including damages for lost profits or for business interruption. Neither the directors, officers, shareholders and employees of Landlord shall be personally liable for any claim or judgment against Landlord under any circumstances.

Except for negligence or willful misconduct of Tenant or of any of Tenant's agents, employees or officers, to the fullest extent permitted by law, Landlord shall defend, indemnify, protect and hold harmless Tenant, its agents and any and all affiliates of Tenant, including without limitation any corporations or other entities controlling, controlled by or under common control with Tenant, from and against any and all claims, liabilities, costs or expenses arising after the Commencement Date as a result of Landlord's breach of the terms of this Agreement or failure to comply with any applicable governmental rules, regulations or laws relating to the Premises.

SECTION 10.4 LANDLORD'S NONLIABILITY

Except to the extent resulting directly and exclusively from the gross negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby assumes the risk of and waives all claims against Landlord for loss of or damage to any property or any injury to any person or loss or interruption of business or income resulting from, but not limited, to fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works, heating and ventilation systems, mechanical equipment, lighting or other fixtures in the Office Building whether the damage or injury results from conditions arising in the Premises or in other portions of the Office Building. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Office Building. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises and of defects in any improvements and equipment. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Office Building or the Premises shall be limited to the interest of Landlord in the Office Building and the rental proceeds thereof and Tenant agrees to look solely to Landlord's interest in the Office Building for the recovery of judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon.

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ARTICLE XI. DAMAGE OR DESTRUCTION

SECTION 11.1 RESTORATION

(a) If the Office Building of which the Premises are a part is damaged, Landlord shall repair that damage as soon as reasonably possible at its expense unless: (i) the damage is not covered by Landlord's fire and extended coverage insurance (or by a normal extended coverage policy, should Landlord fail to carry that insurance); or (ii) Landlord reasonably determines that the cost of repair would exceed twenty-five percent (25%) of the full replacement cost of the Office Building ("Replacement Cost"); or (iii) Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the Replacement Cost and the damage occurs during the final twelve (12) months of the Term. Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in writing within sixty (60) days after the damage occurs, and this Lease shall be deemed terminated as of: (a) if Tenant has continued its use and occupancy, and is using and occupying the Premises as of the date of such notice from Landlord, the thirtieth (30th) day following such notice, or (b) if Tenant continued to use and occupy the Premises after the casualty but ceased such use and occupancy prior to the date of such notice by Landlord, the date on which Tenant ceased its use and occupancy of the Premises, or (c) if Tenant ceased its occupancy and use of the Premises on or before the date of the casualty, the date of the casualty.

(b) Unless Landlord elects to terminate this Lease in accordance with subsection (a) above, this Lease shall continue in effect for the remainder of the Term; provided that if the damage is so extensive as to reasonably prevent Tenant's substantial use and enjoyment of the Premises for more than nine (9) months, then Tenant may elect to terminate this Lease by written notice to Landlord within the sixty- (60)-day period stated in subsection (a), without any penalty and, upon such termination, Tenant shall be entitled to return of the Security Deposit and any prepayments or other amounts paid to Landlord that were not otherwise payable as of the date of termination.

(c) Commencing on the date of any damage to the Office Building and ending on the sooner of the date the damage is repaired or the date this Lease is terminated, the Monthly Rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Premises that is rendered unusable by the damage from time to time bears to the total floor area of the Premises.

(d) Notwithstanding the provisions of subsections (a) (b) and (c) of this Section, the cost of any repairs shall be borne by Tenant and Tenant shall not be entitled to rental abatement or termination rights if the damage is due to the fault or neglect of Tenant or its employees, subtenants, invitees or representatives. In addition, the provisions of this Section shall not be deemed to require Landlord to repair any improvements or fixtures that Tenant is obligated to repair or insure pursuant to any other provision of this Lease.

SECTION 11.2 LEASE GOVERNS

Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law. Tenant irrevocably waives and releases Tenant's rights under California Civil Code Sections 1932(2), 1933(4) and 1942 as the same may be modified or replaced hereafter.

ARTICLE XII. EMINENT DOMAIN

SECTION 12.1 TOTAL OR PARTIAL TAKING

If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Office Building, other than the Premises, is taken or sold in lieu of taking, and if Landlord elects to restore the Office Building in such a way as to alter the Premises materially, either party may terminate this Lease by written notice to the other party effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking and a proportionate allowance shall be made to Tenant for the Monthly Rental corresponding to the time during which and to the part of the Premises of which Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in or prevent Tenant from seeking any award against the taking authority for the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

SECTION 12.2 TEMPORARY TAKING

No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period not to exceed ninety (90) days.

ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE

SECTION 13.1 SUBORDINATION

(a) This Lease shall automatically be subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter affect the Office Building, and to all renewals, modifications, consolidations, replacements and extensions thereof (unless otherwise agreed to in writing by any ground lessor or mortgagor of Landlord); provided that so long as Tenant is not in default under this Lease, this Lease shall not be terminated or Tenant's quiet enjoyment of the Premises disturbed in the event of termination of any such ground or underlying lease or the foreclosure of any such mortgage or deed of trust to which Tenant has subordinated this Lease pursuant to this Section. In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease and shall execute any instrument reasonably required by Landlord's successor for that purpose . Tenant shall also, upon written request of Landlord, execute and deliver an instrument in such commercially reasonable form as Landlord, Landlord's ground lessor, or lender may require from time to time to subordinate the rights of Tenant under this

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Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust or, if requested by Landlord, to subordinate in whole or in part any ground or underlying lease or the lien of any mortgage or deed of trust to this Lease.

(b) Failure of Tenant to execute any statements or instruments necessary or desirable to effectuate the provisions of this Article within ten (10) days after written request by Landlord, in any form that Landlord may reasonably require, shall constitute a material default under this Lease. In that event, Landlord, in addition to any other rights or remedies it might have, shall have the right by written notice to Tenant to terminate this Lease as of a date not less than twenty (20) days after the date of Landlord's notice. Landlord's election to terminate shall not relieve Tenant of any liability for its default.

SECTION 13.2 ESTOPPEL CERTIFICATE

(a) Tenant shall, at any time upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord, in any form that Landlord may reasonably require (including one substantially in the form of Exhibit F hereto), a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if modified stating the nature of the modification and certifying that this Lease as modified is in full force and effect), and the dates to which the Base Rent and Additional Rent have been paid in advance, if any; and (ii) acknowledging that to Tenant's knowledge there are no uncured defaults on the part of Landlord or specifying each default, if any, are claimed; and (iii) setting forth all further information that Landlord may reasonably require. Tenant's statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Office Building.

(b) Tenant's failure to deliver any estoppel statement required pursuant to the foregoing within the provided time shall constitute a default under this Lease and shall be conclusive upon Tenant that (i) this Lease is in full force and effect without modification, except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord's performance; and (iii) not more than one month's Monthly Rental has been paid in advance.

ARTICLE XIV. DEFAULTS AND REMEDIES

SECTION 14.1 TENANT'S DEFAULTS

In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a default by Tenant:

(a) The failure by Tenant to timely make any payment of Base Rent or Additional Rent required to be made by Tenant, as and when due, where such failure continues more than five (5) business days after written notice from Landlord that the same is past due; provided, however, that any such notice shall be in lieu of and not in addition to any notice required under California Code of Civil Procedure Section 1161.

(b) Assignment, sublease, encumbrance or other transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means without the prior written consent of Landlord, other than as set forth in Section 9 hereof.

(c) The discovery by Landlord that any financial statement provided by Tenant or by any affiliate, successor or guarantor of Tenant was materially false.

(d) The failure or inability by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section, where the failure continues for a period of fifteen (15) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of and not in addition to any notice required under California Code of Civil Procedure Sections 1161 and 1161(a), as amended. However, if the nature of the failure is such that more than fifteen (15) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences the cure within a reasonable period of time following receipt of Landlord's notice and thereafter diligently pursues the cure to completion.

(e) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed or stayed within ninety (90) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, if possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where the seizure is not discharged or stayed within thirty (30) days; of (v) Tenant's convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts. Landlord shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant's insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect.

(f) The Tenant's failure to take possession of the Premises or to occupy same within sixty (60) days after the Commencement Date due to no fault of Landlord.

SECTION 14.2. LANDLORD'S REMEDIES

(a) In the event of any default by Tenant or in the event of the abandonment of the Premises by Tenant, then, so long as such default is continuing or remains uncured, in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

(b) Landlord may terminate Tenant's right to possession of the Premises by any lawful means in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from Tenant:

(c) The worth at the time of award of the unpaid Base Rent and Additional Rent which had been earned at the time of termination;

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(d) The worth at the time of award of the amount by which the unpaid Base Rent and Additional Rent, which would have been earned after termination until the time of award, exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

(e) The worth at the time of award of the amount by which the unpaid Base Rent and Additional Rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

(f) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result from Tenant's default, including but not limited to the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, renovation, improvement and alteration of the Premises for a new tenant, the unamortized portion of any tenant improvements and brokerage commissions funded by Landlord in connection with this Lease, reasonable attorneys' fees and any other reasonable costs; and

(g) At Landlord's election all other amounts in addition to or in lieu of the foregoing as may be permitted by law. Any sum other than Base Rent shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to default, except that if it becomes necessary to compute such Additional Rent before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (1) and (2) above, the worth at the time of award shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (3) above, the worth at the time of award shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(h) Landlord may elect not to terminate Tenant's right to possession of the Premises in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all Base Rent and Additional Rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord's interests under this Lease, shall not constitute a termination of the Tenant's right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease.

(i) Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any default by Tenant unless and until the default is cured by Tenant. The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.

(j) No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any default by Tenant. The acceptance by Landlord of any Base Rent or Additional Rent shall not be a (i) waiver of any preceding breach or default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular Base Rent or Additional Rent accepted regardless of Landlord's knowledge of the preceding breach or default at the time of acceptance of such payment; or (ii) a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of the breach or default. The acceptance of any payment from a debtor-in-possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate, shall not waive or cure a default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent and Additional Rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated Base Rent or Additional Rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Landlord shall accept the check or payment without prejudice to Landlord's right to recover the balance of the Base Rent or Additional Rent or pursue any other remedy available to it. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

SECTION 14.3 LATE PAYMENTS

(a) Any Base Rent or Additional Rent due under this Lease that is not paid to Landlord within five business days of the date when due shall bear interest at the maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any default by Tenant under this Lease related to such late payment. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of Base Rent or Additional Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any Base Rent of Additional Rent due from Tenant shall not be received by Landlord or Landlord's designee within seven (7) days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge in an amount equal to ten percent (10%) of each delinquent payment. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant's default with respect to the overdue amount nor shall it prevent Landlord from exercising any of its other rights and remedies.

(b) Following each second consecutive installment of Monthly Rental that is not paid within five (5) days of the date when due, Landlord shall have the option (i) to require that beginning with the first payment of Monthly Rental next due, Monthly Rental shall no longer be paid in monthly installments but shall be payable quarterly three (3) months in advance; and/or (ii) to require that Tenant increase the amount, if any, of the Security Deposit by one hundred percent (100%). Should Tenant deliver to Landlord, at any time during the Term, two (2) or more insufficient checks, the Landlord may require that all monies then and thereafter due from Tenant be paid to Landlord by cashier's check.

SECTION 14.4 RIGHT OF LANDLORD TO PERFORM

All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant's sole cost and expense and without any abatement of Base Rent or Additional Rent or right of set-off. If Tenant fails to pay any sum of money other than Monthly Rental or fails to perform any other act on its part to be performed under this Lease, and the failure

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continues beyond any applicable grace period set forth in Section 14.1, then, in addition to any other available remedies, Landlord may, at its election, make the payment or perform the other act on Tenant's part. Landlord's election to make the payment or perform the act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall promptly, upon demand by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs together with interest at the maximum rate permitted by law from the date of the payment by Landlord. Landlord shall have the same rights and remedies if Tenant fails to pay those amounts as Landlord would have in the event of a default by Tenant in the payment of Base Rent or Additional Rent.

SECTION 14.5 DEFAULT BY LANDLORD

Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion. The directors, officers, shareholders and employees of Landlord shall not be personally liable for any claim or judgment against Landlord under any circumstances. If Landlord is in default under this Lease, then Tenant's remedies shall be to seek a money judgment against Landlord, or an action for specific performance and/or declaratory relief against Landlord, but in no event shall Tenant have the remedy of a termination of this Lease. In the event Tenant seeks a money judgment against Landlord, Tenant shall not attempt to seize or attach any asset of Landlord except as otherwise expressly provided herein. If Tenant recovers a money judgment against Landlord, then such judgment shall be satisfied only out of the proceeds of the sale received on execution of the judgment levied against the right, title and interest of the Landlord in the Building or out of rental or other income from the Building received or to be received by the Landlord. Tenant shall not attempt to satisfy any such judgment from any other asset of Landlord under any circumstances. Tenant acknowledges that this limitation on Landlord's liability has been separately bargained for and that Landlord would not enter into this Lease in the absence of this provision.

SECTION 14.6 EXPENSES AND LEGAL FEES

Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover, as a part of the action, its reasonable attorneys' fees and all other costs. The prevailing party, for the purpose of this paragraph, shall be determined by the trier of the facts.

SECTION 14.7 WAIVER OF JURY TRIAL

LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY AND EACH PARTY, TO THE FULL EXTENT NOW OR HEREAFTER PERMITTED BY LAW, DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS HERETO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE.

LANDLORD ______ TENANT ______

ARTICLE XV. END OF TERM

SECTION 15.1 HOLDING OVER

This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease or give Tenant any rights under this Lease, except when in writing signed by both parties. If Tenant holds over for any period after the expiration (or earlier termination) of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only commencing on the first (1st) day following the termination of this Lease and subject to all of the terms of this Lease, except that the Monthly Rental shall be the greater of (a) one hundred and fifty percent (150%) of the total Monthly Rental for the month immediately preceding the date of termination, or (b) the then current asking rent for comparable space in the Office Building. If Tenant fails to surrender the Premises upon the expiration of this Lease, despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation any claims made by any succeeding tenant relating to such failure to surrender. Acceptance by Landlord of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord under this Lease or at law.

SECTION 15.2 MERGER ON TERMINATION

The voluntary or other surrender of this Lease by Tenant or a mutual termination of this Lease shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

SECTION 15.3 SURRENDER OF PREMISES; REMOVAL OF PROPERTY

Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all personal property and debris, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant's expense. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be Additional Rent payable by Tenant upon demand. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.

ARTICLE XVI. PAYMENTS AND NOTICES

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All sums payable by Tenant to Landlord shall be paid without deduction or offset in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of Base Rent pursuant to Section 4.1, all payments shall be due and payable within five (5) days after demand. All payments requiring proration shall be prorated on the basis of a thirty- (30)-day month and a three hundred sixty-(360)-day year. Any notice, election, demand, consent, approval, or other communication to be given or other document to be delivered by either party to the other may be delivered in person or by courier to the other party or may be deposited in the United States mail, duly registered or certified postage prepaid return receipt requested, and addressed to the other party at the address set forth in Item 12 of the Basic Lease Provisions, or if to Tenant at that address or from and after the Commencement Date at the Premises (whether or not Tenant has departed from abandoned or vacated the Premises). Either party may, by written notice to the other served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail it shall be deemed served or delivered twenty-four (24) hours after mailing. If more than one person or entity is named as Tenant under this Lease service of any notice upon any one of them shall be deemed as service upon all of them.

ARTICLE XVII. RULES AND REGULATIONS

Tenant agrees to observe faithfully and comply strictly with the Rules and Regulations, attached as Exhibit D, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order or cleanliness of the Premises, Office Building, and Common Facilities. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant's failure to keep and observe the Rules and Regulations shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

ARTICLE XVIII. BROKER'S COMMISSION

The parties recognize as the broker(s) who negotiated this Lease the firm(s), if any, whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. Tenant warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease and Tenant agrees to indemnify and hold Landlord harmless from any cost expense or liability (including reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Tenant in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease. If Tenant fails to take possession of the Premises or if this Lease otherwise terminates prior to the Expiration Date as the result of failure of performance by Tenant, Landlord shall be entitled to recover from Tenant the unamortized portion of any brokerage commission funded by Landlord in addition to any other damages to which Landlord may be entitled.

ARTICLE XIX. TRANSFER OF LANDLORD'S INTEREST

In the event of any transfer of Landlord's Interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that any funds held by the transferor, in which Tenant has an interest, shall be turned over, subject to that interest to the transferee, and Tenant is notified of the transfer as required by law. No holder of a mortgage and/or deed of trust to which this Lease is or may be subordinate, and no landlord under a so-called sale-leaseback, shall be responsible in connection with the Security Deposit unless the mortgagee or holder of the deed of trust or the landlord actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall subject to the foregoing, be binding on Landlord, its successors and assigns only during and in respect to their respective successive periods of ownership.

ARTICLE XX. INTERPRETATION

SECTION 20.1 GENDER AND NUMBER

Whenever the context of this Lease requires, the words "Landlord" and "Tenant" shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

SECTION 20.2 HEADINGS

The captions and headings of the articles and sections of this Lease are for convenience only are not a part of this Lease and shall have no effect upon its construction or interpretation.

SECTION 20.3 JOINT AND SEVERAL LIABILITY

If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several, and the act of or notice from or notice or refund to or the signature of any one or more of them shall be shall be binding on all of them with respect to the tenancy of this Lease, including but not limited to any renewal extension, termination or modification of this Lease.

SECTION 20.4 SUCCESSORS

Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended or shall be construed to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

SECTION 20.5 TIME OF ESSENCE

Time is of the essence with respect to the performance of every provision of this Lease in which the laws of the State of California.

SECTION 20.6 CONTROLLING LAW

This Lease shall be governed by and interpreted in accordance with the laws of the State of California.

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SECTION 20.7 SEVERABILITY

If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

SECTION 20.8 WAIVER AND CUMULATIVE REMEDIES

One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party's consent to any subsequent act. No breach by Tenant of this Lease shall be deemed to have been waived by Landlord unless the waiver is in a writing signed by Landlord. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord may have.

SECTION 20.9 INABILITY TO PERFORM

In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for a period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of the Section shall not operate to excuse Tenant form the prompt payment of Base Rent and Additional Rent or from the timely performance of any other obligation under this Lease within Tenant's reasonable control.

SECTION 20.10 ENTIRE AGREEMENT

This Lease, and its exhibits and other attachments, cover in full each and every agreement of every kind between the parties concerning the Premises, the Office Building, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law or custom to the contrary notwithstanding.

SECTION 20.11 QUIET ENJOYMENT

Upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed and subject to the other provisions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

SECTION 20.12 SURVIVAL

All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

ARTICLE XXI. EXECUTION AND RECORDING

SECTION 21.1 COUNTERPARTS

This Lease may executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

SECTION 21.2 CORPORATE AND PARTNERSHIP AUTHORITY

If Tenant is a corporation or partnership, each individual executing this Lease on behalf of the corporation or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation or partnership and that this Lease is binding upon the corporation or partnership in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of its board of directors' resolution or partnership agreement or certificate authorizing or evidencing the execution of this Lease.

SECTION 21.3 EXECUTION OF LEASE; NO OPTION OR OFFER

The submission of this Lease to Tenant shall be for examination purposes only and shall not constitute an offer or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has, in fact, executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

SECTION 21.4 RECORDING

Tenant shall not cause the recordation of this Lease, a short form memorandum of this Lease or any reference to this Lease.

SECTION 21.5 AMENDMENTS

No amendment or termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors-in-interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

ARTICLE XXII. MISCELLANEOUS

SECTION 22.1 NONDISCLOSURE OF LEASE TERMS

Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it and its partners, officers, directors, employees and attorneys shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any other tenant or

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apparent prospective tenant of the Office Building, either directly or indirectly, without the prior written consent of Landlord; provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

SECTION 22.2 REPRESENTATIONS BY TENANT

The application, financial statements, and tax returns, if any submitted and certified to by Tenant as an accurate representation of its financial condition have been prepared, certified and submitted to Landlord as an inducement and consideration to Landlord to enter this Lease. The application and statement are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant's true financial condition as of the date of execution of this Lease by Tenant. Tenant shall, during the Term, promptly furnish Landlord with annual financial statements reflecting Tenant's financial condition upon written request from Landlord.

SECTION 22.3 CHANGES REQUESTED BY LENDER

If, in connection with obtaining financing for the Office Building, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonable withhold or delay its consent, provided that the modifications do not materially increase the obligations of Tenant or materially and adversely affect the leasehold interest created by this Lease.

SECTION 22.4 MORTGAGEE PROTECTION

No act or failure to act on the part of Landlord, which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease, shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Office Building whose address has been furnished to Tenant, and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord, including, if necessary, to effect the cure time to obtain possession of the Office Building by power of sale or judicial foreclosure, provided that such foreclosure remedy is diligently pursued.

SECTION 22.5 COVENANTS AND CONDITIONS

All of the provisions of this Lease shall be construed to be conditions as well as covenants as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

[SIGNATURES FOLLOW ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties have executed this Lease as of the date and year first written above.

LANDLORD:

DP MISSION STREET, LLC,

A Delaware limited liability company

By DP Management Services, Inc.

Its managing agent

By:
Eric Bender, Vice-President

TENANT:

AUGMEDIX, INC.,

A Delaware C Corporation

By:	/s/ Pelu Tran
Name:	Pelu Tran
Title:	Cofounder / Chief Product Officer

By:	/s/ Ian Shakil
Name:	Ian Shakil
Title:	Cofounder / CEO

1161 Mission/Augmedix.06(2.6.2014)

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EXHIBIT A

FLOOR PLAN OF PREMISES

Suite 210

1161Mission/Augmedix.06(2.6.2014)

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EXHIBIT B

UTILITIES AND SERVICES

The following standards for utilities and services shall be in effect at the Office Building. Landlord reserves the right to adopt nondiscriminatory modifications and additions to these standards. In the case of any conflict between these standards and the Lease, the Lease shall be controlling. Subject to all of the provisions of the Lease, including but not limited to the restrictions contained in Section 6.1, the following shall apply:

1. The parties acknowledge that the Premises are separately metered for electricity and is served by an HVAC system that is independent of the hot and cold water loops and other components of the HVAC system(s) serving other portions of the Office Building. Tenant shall have exclusive control of HVAC and electricity systems in or serving the Premises, and shall be solely responsible to pay all costs of usage and maintenance thereof. Landlord shall furnish to the Common Facilities during the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturday, generally recognized national holidays defined as Christmas Day, Memorial Day, Labor Day, Thanksgiving Day, New Year's Day, Independence Day, and President's Day, and Sundays excepted, reasonable air conditioning, heating and ventilation services. Subject to the provisions set forth below, Landlord shall also furnish the Office Building with elevator service (if applicable), and water for lavatory and drinking purposes. Tenant will not, without the prior written consent of Landlord, consume electricity in the Premises at a level in excess of what is generally the standard usage per square foot for similar businesses or otherwise materially increase the amount of electricity, gas or water usually furnished or supplied for use of the Premises as general office space; nor shall Tenant connect any apparatus machine or device with water pipes or electric current (except through existing electrical outlets in the Premises) for the purpose of using electric current or water. This paragraph shall, at all times, be subject to applicable governmental regulations.

2. All electrical service to the Premises shall be separately metered, and paid for directly by Tenant to the electrical utility provider. If a separate meter has not already been installed for the Premises, Tenant shall cause an electric current meter to be installed in the Premises to measure the amount of electric current consumed. The cost of installation, maintenance and repair of the meter shall be paid for by Tenant.

3. Intentionally omitted.

4. Landlord shall furnish water for drinking, personal hygiene, and lavatory purposes only. If Tenant requires or uses water for any purposes in addition to ordinary drinking, cleaning and lavatory purposes, Landlord may, in its discretion, install a water meter to measure Tenant's water consumption. Tenant shall pay Landlord for the cost of the meter and the cost of its installation and for consumption throughout the duration of Tenant's occupancy. Tenant shall keep the meter and installed equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause the meter to be replaced or repaired at Tenant's expense. Tenant agrees to pay for water consumed as shown on the meter and when bills are rendered, and on Tenant's default in making that payment, Landlord may pay the charges on behalf of Tenant. Any costs or expenses or payments made by Landlord for any of the reasons or purposes stated above shall be deemed to be Additional Rent payable by Tenant to Landlord upon demand.

5. In the event that any utility service to the Premises is separately metered or billed to Tenant, Tenant shall pay all charges for that utility service to the Premises and the cost of furnishing the utility to tenant suites shall be excluded from the Operating Expenses as to which reimbursement from Tenant is required in the Lease. If any utility charges are not paid when due Landlord may pay them, and any amounts paid by Landlord shall immediately become due to Landlord from Tenant as Additional Rent. If Landlord elects to furnish any utility service to the Premises, Tenant shall purchase its requirements of that utility from Landlord as long as the rates charged by Landlord do not exceed those which Tenant would be required to pay if the utility service were furnished it directly by a public utility.

6. Landlord, as an Operating Expense of the Building, shall provide janitorial services to the Common Facilities Sunday through Thursday equivalent to that furnished in comparable office buildings and window washing as reasonably required; provided, however, that Tenant shall provide and pay for all janitorial services required in the Premises. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish to the extent that they exceed the refuse and rubbish usually attendant with general office usage.

7. Tenant shall have access to the Premises and the Office Building 24 hours per day, 7 days per week, 52 weeks per year; provided that Landlord may install access control systems as it deems advisable for the Office Building. Such systems may, but need not, include full or part-time lobby supervision, the use of a sign-in/sign-out log, a card identification access system, building parking and access pass system, closing hours procedures, access control stations, fire stairwell exit door alarm system, electronic guard system, mobile paging system, elevator control system, or any other access controls. In the event that Landlord elects to provide any or all of those services, Landlord may discontinue providing them at any time with or without notice. Landlord may impose a reasonable charge for access control cards and/or keys issued to Tenant. Landlord shall have no liability to Tenant for the provision by Landlord of improper access control services for any breakdown in service or for the failure by Landlord to provide access control services. Tenant further acknowledges that Landlord's access systems may be temporarily inoperative during building emergency and system repair periods. Tenant agrees to assume responsibility for compliance by its employees with any regulations established by Landlord with respect to any card key access or any other system of building access as Landlord may establish. Tenant shall be liable to Landlord for any loss or damage resulting from its or its employees use/misuse of any access system.

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EXHIBIT C

TENANT'S INSURANCE

The following standards for Tenant's insurance shall be in effect at the Office Building. Landlord reserves the right to adopt reasonable, nondiscriminatory modifications and additions to those standards. Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements.

1. Tenant shall, at its sole cost and expense commencing on the date Tenant is given access to the Premises for any purpose and during the entire Term procure, pay for and keep in full force and effect: (i) comprehensive general liability insurance with respect to the Premises and the operations of or on behalf of Tenant in on or about the Premises, including but not limited to personal injury, non-owned automobile, blanket contractual, independent contractors, broad form property damage, fire legal liability, products liability (if a product is sold from the Premises), liquor law liability (if alcoholic beverages are sold served or consumed within the Premises), and cross liability and severability of interest clauses, which policy(ies) shall be written on an occurrence basis and for not less than $2,000,000 combined single limit (with a $50,000 minimum limit on fire legal liability) per occurrence and $2,000,000 for bodily injury, death and property damage liability, or the current limit of liability carried by Tenant, whichever is greater, and subject to such increases in amounts as Landlord may determine from time to time; (ii) workers compensation insurance coverage as required by law, together with employers liability insurance coverage; (iii) with respect to improvements, alterations and the like required or permitted to be made by Tenant under this Lease builder's all-risk insurance in amounts satisfactory to Landlord; (iv) insurance against fire, vandalism, malicious mischief, and such other additional perils, as may be included in a standard all risk form in general use in San Francisco, California, insuring Tenant's leasehold improvements, trade fixtures, furnishings, equipment and items of personal property of Tenant located in the Premises in an amount equal to not less than ninety percent (90%) of their actual replacement cost (with replacement cost endorsement); and (v) business interruption insurance in amounts satisfactory to Landlord. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

2. All policies of insurance required to be carried by Tenant pursuant to this Exhibit C shall be written by responsible insurance companies authorized to do business in the State of California and with a Best's policyholder rating of not less than "A" subject to final acceptance and approval by Landlord. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy. A true and exact copy of each paid up policy evidencing the insurance (appropriately authenticated by the insurer), or a certificate of insurance certifying that the policy has been issued, provides the coverage required by this Exhibit C, and contains the required provisions shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than thirty (30) days prior to the expiration of the coverage. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required by this Lease.

3. Each policy evidencing insurance required to be carried by Tenant, pursuant to this Exhibit C, shall contain the following provisions and/or clauses satisfactory to Landlord: (i) a provision that the policy and the coverage provided shall be primary and that any coverage carried by Landlord shall be noncontributory with respect to any policies carried by Tenant; (ii) a provision including Landlord and any other parties in interest designated by Landlord as an additional insured, except as to workers compensation insurance; (iii) a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors, and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Landlord, its agents, employees, contractors or representatives; and (iv) a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord thirty (30) days prior written notice.

4. In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this Exhibit C, any insurance required by this Exhibit C or fails to carry insurance required by any governmental authority, Landlord may at its election procure that insurance and pay the premiums in which event Tenant shall repay Landlord all sums paid by Landlord, together with interest at the maximum rate permitted by law and any related costs or expenses incurred by Landlord within ten (10) days following Landlord's written demand to Tenant.

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EXHIBIT D

RULES AND REGULATIONS

The following Rules and Regulations shall be in effect at the Office Building. Landlord reserves the right to adopt reasonable, nondiscriminatory modifications and additions at any time. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

1. Except with the prior written consent of Landlord, Tenant shall not sell or permit the retail sale of newspapers, magazines, periodicals or theater tickets in or from the Premises, nor shall Tenant carry on or permit or allow any employee or other person to carry on the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Office Building. Tenant shall not allow the Premises to be utilized for any manufacturing of any kind or the business of a public barber shop, beauty parlor or a manicuring and chiropodist business, or any business other than that specifically provided for in the Lease.

2. Landlord shall have the right to control and operate the public portions of the Office Building, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Office Building. The sidewalks, halls, passages, elevators, stairways and other common areas are not for the use of the general public, and shall not be obstructed by Tenant or used by it for storage or for any purpose other than for ingress to and egress from the Premises. Tenant, its employees, agents, clients, customers, invitees and guests shall not loiter in the entrances, corridors, sidewalks, halls, passages, elevators, stairways and other common areas. Landlord shall, in all cases, retain the right to control and prevent access to those areas of all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Office Building and its tenants. Landlord specifically reserves the right to exclude or expel any person who, in Landlord's judgment, is under the influence of alcohol or drugs, or who shall in any manner do any act in violation of these Rules and Regulations. Neither Tenant nor any employee or contractor of Tenant shall go upon the roof of the Office Building without the prior written consent of Landlord.

3. The sashes, sash doors, windows, glass, lights, solar film and/or screen and any lights or skylights that reflect or admit light into the halls or other places of the Office Building shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind shall be thrown in those facilities and the expense of any breakage stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

4. No sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Office Building or the Premises without the prior written consent of Landlord. If Landlord shall have given its consent at any time, whether before or after the execution of this Lease, that consent shall in no way operate as a waiver or release of any of the provisions of this Lease and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any subsequent sign, advertisement or notice. Tenant must use Landlord's window coverings in all exterior and atrium window offices. Tenant shall not tint or apply any film to exterior windows and shall not place anything at or near windows which may appear unsightly from outside the Premises. No awnings shall be permitted on any part of the Premises.

5. Tenant shall not do or permit anything to be done in the Premises or bring or keep anything in the Premises which shall in any way increase the rate of fire insurance on the Office Building or on the property kept in the Office Building or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them or conflict with the regulations of the Fire Department or the fire laws or with any insurance policy upon the Office Building or any portion of the Office Building or its contents or with any rules and ordinances established by the Board of Health or other governmental authority.

6. Any freight elevator shall be available for use by all tenants of the Office Building subject to prior scheduling with Landlord. No safes, computers or other objects larger or heavier than the freight elevators of the Office Building are limited to carry shall be brought into or installed in the Premises. The moving of safes, computers or other large or heavy objects shall occur only between those hours as may be designated by, and only upon previous written notice to Landlord, and the persons employed to move those objects in or out of the Office Building must be reasonably acceptable to Landlord. No freight furniture or bulky matter of any description shall be received into or moved out of the lobby of the Office Building or carried in any elevator other than the freight elevator designated by Landlord unless approved in writing by Landlord.

7. Landlord shall clean the Common Facilities as provided in the Lease and Tenant shall clean the Premises. No person or persons other than those approved by Landlord will be permitted to enter the Office Building for purposes of cleaning or providing janitorial or similar services to the Premises. Landlord shall not be responsible to Tenant or its employees for loss or damage to property in connection with the provision of janitorial services.

8. Tenant shall not sweep or throw or permit to be swept or thrown from the Premises any dirt or other substance into any of the corridors or halls or elevators or out of the doors or windows or stairways of the Office Building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Office Building by reason of noise odors and/or vibrations or interfere in any way with other tenants or those having business with other tenants, nor shall any animals or birds be kept by Tenant in or about the Office Building. Smoking is prohibited within the Office Building and on the exterior of the Office Building near exits, entrances, and operable windows, and Tenant shall cause its employees and invitees to comply with all applicable laws and governmental restrictions on smoking, including without limitation San Francisco Health Code Article 19.

9. No cooking shall be done or permitted by Tenant on the Premises except pursuant to the normal use of a U.L. approved microwave oven, toaster, toaster oven and/or coffee maker for the benefit of Tenant's employees and invitees, nor shall the Premises be used for the storage of merchandise or for lodging.

10. Tenant shall not use or keep in the Office Building any kerosene gasoline or inflammable fluid or any other illuminating material or use any method of heating other than that supplied by Landlord.

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11. If Tenant desires telephone, telegraph, burglar alarm or similar connections, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without directions from Landlord, not to be unreasonably withheld.

12. Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to offices, rooms and toilet rooms and all access cards which shall have been furnished to Tenant or which Tenant shall have had made. In the event of the loss of any keys or cards so furnished, Tenant shall pay Landlord for those items.

13. Tenant shall not mark, drive nails, screw or drill into the partitions woodwork or plaster or in any way deface the Premises or any part thereof except to install normal wall hangings. Tenant shall not affix any floor covering to the floor of the Premises in any manner except by a paste or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any floor covering shall be subject to approval by Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant.

14. On Saturdays, Sundays and legal holidays and on other days between the hours of 69:00 p.m. and 8:00 a.m., access to the Office Building or to the halls, corridors, elevators or stairways in the Office Building or to the Premises may be refused unless the person seeking access complies with any reasonable access control system that Landlord may establish that have previously been shared with the Tenant. Landlord shall, in no case, be liable for damages for the admission to or exclusion from the Office Building of any person whom Landlord has the right to exclude under Rules 2 or 19 of this Exhibit. In case of invasion, mob, riot, public excitement, or other commotion, or in the event of any other situation reasonably requiring the evacuation of the Office Building, Landlord reserves the right, at its election and without liability to Tenant, to prevent access to the Office Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Office Building.

15. Tenant assumes any and all responsibility for protecting the Premises from theft which includes keeping doors locked and other means of entry closed. Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Office Building and that all electricity, gas or air shall likewise be carefully shut off so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Office Building or Landlord.

16. Tenant shall not alter any lock, make additional keys for any existing lock or install a new or additional lock or any bolt on any door of the Premises without the prior written consent of Landlord. If Landlord gives its consent, Tenant shall, in each case, promptly furnish Landlord with a key for any new or altered lock.

17. Tenant shall not install equipment such as but not limited to electronic tabulating or computer equipment requiring electrical service in excess of that to be provided by Landlord under the Lease except in accordance with Exhibit B.

18. Tenant shall not use any method of heating or air conditioning except as approved in writing by Landlord.

19. Landlord shall have full and absolute authority to regulate or prohibit the entrance to the Premises of any vendor, supplier, purveyor, petitioner, proselytizer or other similar person. In the event any such person is a guest or invitee of Tenant, Tenant shall notify Landlord in advance of each desired entry and Landlord shall authorize the person so designated to enter the Premises provided that, in the sole and absolute discretionary judgment of Landlord, such person will not be involved in general solicitation activities or the proselytizing, petitioning, or disturbance of other tenants or their customers or invitees or engaged or likely to engage in conduct which may in Landlord's opinion distract from the use of the Premises for its intended purpose. Notwithstanding the foregoing, Landlord reserves the absolute right and discretion to limit or prevent access to the Office Building by any food or beverage vendor whether or not invited by Tenant, and Landlord may condition such access upon the vendor's execution of an entry permit agreement which may contain provisions for insurance coverage and/or the payment of a fee to Landlord. Any such food or beverage vendor shall service only the tenants that have a written request for such service from such vendor on file in the Office Building management office. Under no circumstances shall any food or beverage vendor display its products in a public or common area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Office Building.

20. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Office Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may from time to time grant tenants individual and temporary variances from these Rules and Regulations provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant. In no event shall Landlord be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person.

21. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord and Landlord's consultant, the cost of which consultant shall be borne by Tenant, shall have the right to prescribe the weight size and position of all equipment, materials, furniture or other property brought into the Office Building. Landlord shall have the right to prescribe and approve of the weight and position of safes, computers or other large or heavy objects which shall, if deemed necessary by Landlord, be placed on some type of applicable platform prescribed by Landlord to distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Office Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Office Building, shall be placed and maintained by Tenant at Tenant's expense on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Office Building must be acceptable to Landlord. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause and all damage done to the Office Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

22. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

23. Tenant shall be responsible for the observance of all the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

1161Mission/Augmedix.06(2.6.2014) 26

EXHIBIT E

TENANT'S WORK LETTER

Landlord agrees, at its sole cost and expense, using building standard materials and obtaining all necessary building permits, to cause the following work, modifications and improvements to be undertaken at the Premises ("the TI work"):

NONE

The TI work shall be undertaken by Landlord as soon as reasonably practicable following the full execution and delivery of the Lease, and shall be diligently prosecuted by Landlord to completion; provided, however, that in the event any changes are requested by the Tenant and agreed to by Landlord, Landlord shall not be obligated to expend more than the above TI work, as so modified, and all cost for the TI work in excess of such TI work shall be borne entirely by Tenant. Except as otherwise specifically set forth herein, the Premises are being lease to Tenant on an "As Is" basis.

1161Mission/Augmedix.06(2.6.2014) 27

EXHIBIT F

RECORDING REQUESTED BY

ESTOPPEL CERTIFICATE

TO:

_________________________ (together with its successors and assigns, "Lender"), _______________, and _________ Title Insurance Company

Landlord:

Tenant:
(Notice Address)

Leased Premises: (Address)
Square Footage of leasable floor area: _________ rentable square feet

The undersigned Tenant hereby certifies and confirms the accuracy of this Certificate as of the date hereof, with the intent that the same be relied upon for the making of a loan by Lender to Landlord secured by a mortgage on the property of which the Leased Premises is a part and an assignment of rents under the Lease. Attached hereto is a true, correct and complete copy of the lease dated _____________, and all amendments and modifications, and any guaranties of them (the "Lease"), by and among Landlord, Tenant and its guarantors, if any, with respect to the Leased Premises. The Lease represents the entire agreement among the parties as to the Leased Premises and is now in full force and effect. If the Landlord named in the Lease is other than Landlord, Tenant recognizes Landlord as the Landlord under the Lease.

i. Tenant is in full and complete possession of the Leased Premises, such possession having been delivered by the Landlord, or its predecessor in title, pursuant to the Lease and having been accepted by Tenant. Tenant has not assigned, transferred, pledged, mortgaged, sublet, licensed, concessioned, vacated, discontinued its business, nor entered into any agreement to transfer any of Tenant's interest or any right of use or occupancy in the Leased Premises, except:
____

[IF NONE, WRITE "NONE"]

ii. The improvements and space required to be furnished under the Lease have been completed in all respects and to the satisfaction of Tenant, and are open for the use of Tenant, its employees, customers and invitees, and all other pre-conditions to Tenants obligations under the Lease have been fulfilled, including, without limitation, all duties of an inducement nature required of the Landlord.

iii. The Lease term commenced on ______________. The Lease term, excluding renewals, terminates ______________. Tenant has no right to renew or extend the current term of its Lease or to lease additional space except as follows: ____

[IF NONE, WRITE "NONE"]

iv. Tenant has no right of first refusal, option or other right to purchase the Leased Premises or property of which the Leased Premises is a part, nor does Tenant have any right to unilaterally cancel the Lease.

v. Rents provided in the Lease commenced to accrue on the __ day of ____________.

vi. Tenant's proportionate share of expenses is ___%. Tenant has paid Landlord all amounts due through the month in which this Certificate has been dated, which payments are comprised of the following:

(1) **security deposit** of $_________

(2) **monthly base rent**, which is currently $_________, not including any expense reimbursement for tenant improvements or rental charges based on a percentage of sales.

(3) **monthly additional rent**, which is currently $_________ imposed in connection with Tenant's obligation, if any, to contribute to the payment of real estate taxes, insurance premiums, common area maintenance and other similar charges due under the Lease.

(4) **all other monthly additional rent**, for the following items for the following amounts; [LIST ITEM AND AMOUNT, SUCH AS PERCENTAGE RENT, LANDLORD IMPROVEMENTS REIMBURSEMENTS, ETC.]

ITEM: ______________________________ $______________

[IF NONE, WRITE "NONE"]

vii. Tenant is not in arrears for any rent or other charges, there is no existing default on the part of Tenant or, to Tenant's knowledge, on the part of the Landlord under the Lease, and there are no events currently existing or which with the passage of time, giving of notice or both would be deemed a default of Landlord or which would give Tenant the right to cancel or terminate the Lease.

viii. Tenant has not prepaid rents more than thirty (30) days in advance of their due dates, and Tenant has not asserted, and has no knowledge of, any claim against the Landlord under the Lease that might be a set-off or credit against rents, whether for "free rent," rent abatement, other rental concessions, or other offsets or credits now or in the future except as follows: ____

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[IF NONE, WRITE "NONE"]

ix. There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any state thereof.

x. Tenant has not received notice to pay rent to someone other than to Landlord.

xi. Tenant is not in violation of and has not received any notice of violation of law relating to the use or Tenant's occupancy of the Leased Premises, whether environmental, zoning, safety, fire, health, or other ordinance.

Very truly yours,

DATE: ______________, _____

By: ________________________
Name:

1161Mission/Augmedix.06(2.6.2014) 29

FIRST AMENDMENT TO LEASE
BETWEEN
DP MISSION STREET, LLC, AS LANDLORD
AND
AUGMEDIX, INC., AS TENANT

1. Identification and Parties

THIS FIRST AMENDMENT TO LEASE (the "Amendment") is dated for identification purposes only as of the 25th day of September, 2015, and is entered into by and between DP MISSION STREET, LLC, a Delaware limited liability company ("Landlord"), and AUGMEDIX, INC., a Delaware C corporation ("Tenant").

2. Recitals

2.1 Landlord and Tenant entered into that certain Office Space Lease dated as of February 7, 2014 (the "Lease"), pursuant to which Tenant is leasing from Landlord that certain office space known as Suite 210 (the "Current Premises"), consisting of approximately 6,636 rentable square feet, in the building located at 1161 Mission Street, San Francisco, California (the "Building"), for a Lease Term which commenced on February 13, 2014 and is scheduled to expire on February 28, 2018 (the "Expiration Date").

2.2 Tenant is desirous of: (i) expanding the Current Premises by including that certain space located on the lower level of the Building consisting of approximately 8,577 rentable square feet (the "Expansion Space"), as designated on the floor plan attached hereto as Exhibit "A" and incorporated herein by this reference, such that the Current Premises and the Expansion Space shall collectively consist of approximately 15,213 rentable square feet; and (ii) extending the Term of the Lease as provided herein. Landlord is willing to modify the Lease to include the Expansion Space within the Premises, and to extend the Lease Term, on all of the terms and conditions set forth in the Lease, as modified hereby.

2.3 Unless otherwise defined herein, capitalized terms in this Amendment shall have the same meanings as set forth in the Lease.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the parties hereto agree as follows:

3. Effective Date of Expansion

3.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the Expansion Space, on all of the terms and conditions set forth in the Lease, as modified hereby. Landlord shall deliver, and Tenant shall accept, possession of the Expansion Space promptly upon Landlord's substantial completion of the "Expansion Work," as such term is defined in Exhibit "B" attached hereto and incorporated herein (the "Expansion Date"), which the parties shall endeavor mutually in good faith to cause to occur as soon as commercially prudently possible after the date hereof. Landlord estimates that the Expansion Date will occur on or about the date that is ninety (90) days after the mutual execution and delivery of this Amendment (the "Estimated Expansion Date"). Commencing as of the Expansion Date, and continuing until the Current Premises New Expiration Date (defined below), the term "Premises" as used in the Lease and this Amendment shall mean the Current Premises and the Expansion Space, collectively.

DP.1161Mission.Augmedix.1stAmend.02

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fitness of same for any purpose except as may be set forth in this Amendment. The taking of possession or use of the Expansion Space by Tenant for any purpose shall conclusively establish that the Expansion Space was in satisfactory condition and in conformity with the provisions of this Amendment in all respects except for those matters which Tenant shall have brought to Landlord's attention on a written punch list delivered to Landlord within ten (10) business days after the Expansion Date. The punch list shall be limited to any Expansion Work required to be accomplished by Landlord under the Work Letter attached hereto as Exhibit B. Landlord shall diligently complete all punch list items of which it is notified as provided above for which it is liable as soon as is reasonably practicable using commercially reasonable diligence. Subject to the foregoing, Tenant accepts the Expansion Space in its "as-is" condition as of the Expansion Date.

3.3 Within ten (10) days after the Expansion Date, the parties shall memorialize on a form provided by Landlord the actual Expansion Date. Tenant's failure to execute that form shall not affect the validity of Landlord's determination of such date. If Tenant fails to timely execute such form, then Landlord shall be deemed appointed as Tenant's attorney-in-fact with power of attorney to execute such form in the name and on behalf of Tenant, and Tenant shall be conclusively bound to the Expansion Date set forth in such form as though executed by Tenant.

3.4 If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Estimated Expansion Date, this Amendment shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage; provided, however, that the Expansion Date shall not be deemed to have occurred until Landlord delivers possession of the Expansion Space with the Expansion Work substantially completed. Notwithstanding the foregoing, if Landlord fails to so deliver possession of the Expansion Space to Tenant on or before the Estimated Expansion Date, and any portion of the delay in actual delivery of such possession by Landlord is attributable to any Tenant Delay (as defined below), then the Expansion Date shall not be advanced to the date on which possession thereof is tendered to Tenant, but shall be deemed to be the date Landlord would have been able to deliver the Expansion Space to Tenant but for the Tenant Delay(s). As used herein, the term "Tenant Delay" shall mean one (1) or more actual delays in the commencement, performance and/or completion of the Expansion Work which are caused by (a) Tenant's request for changes in the Approved Plans and Specifications (as defined in Exhibit B hereto), (b) Tenant's request for materials, finishes or installations which are other than Building standard materials, (c) Tenant's failure to approve (or disapprove) any Plans and Specifications within the time frame and as otherwise specified in the Work Letter attached hereto as Exhibit B, (d) Tenant's requirement of special construction staging or phasing, or (e) any other act or omission of Tenant.

3.5 Statutory Disclosures

i. California Civil Code Section 1938. Pursuant to California Civil Code Section 1938, Landlord states that to the best of its knowledge as of the date of this Amendment, neither the Expansion Space, the Current Premises, nor the Building have undergone an inspection by a Certified Access Specialist (CASp). Landlord makes no representations, express or implied, as to the compliance of the Expansion Space, the Current Premises or the Building with applicable construction-related accessibility standards.

ii Provisions Required By SF Administrative Code Chapter 38.

a. Without limiting or modifying the provisions of Article VII. of the Lease, or any other provision of the Lease or this Amendment regarding changes to the Premises or the Building, Landlord shall make all disability access improvements to the Building as same are required to be made pursuant to applicable laws, except to the extent compliance is triggered by Tenant's specific use of the Premises, other than ordinary office use, or alterations to the Premises performed by or on behalf of Tenant, other than the Expansion Work, and the cost of such improvements shall be borne by Landlord except to the

DP.1161Mission.Augmedix.1stAmend.02

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extent such costs are appropriately included in Operating Expenses pursuant to the Lease, as amended hereby. Without limiting or modifying the provisions of Article VII. of the Lease, or any other provision of the Lease or this Amendment regarding changes to the Premises or the Building, Tenant shall make all disability access improvements to the Premises and the Building, at Tenant's sole cost and expense, as same are required to be made pursuant to applicable laws where such compliance is triggered by Tenant's specific use of the Premises, other than ordinary office use, or alterations to the Premises performed by or on behalf of Tenant, other than the Expansion Work.

b. Without limiting or modifying the provisions of Article VII. of the Lease, or any other provision of the Lease or this Amendment regarding changes to the Premises or the Building, Landlord and Tenant each agrees to use reasonable efforts to notify the other if the notifying party makes any alterations to the Premises or the Building that might impact accessibility under federal or state disability access laws.

4. Extension of Term

4.1 The Lease Term, with respect to the Current Premises, is hereby extended to August 31, 2020 (the "Current Premises New Expiration Date"). The Lease Term, with respect to the Expansion Space only, shall expire on the last day of the sixtieth (60th) full calendar month from and after the Expansion Date (the "Expansion Expiration Date"). By way of example only, if the Expansion Date were to occur on November 16, 2015, then the Expansion Expiration Date would be November 30, 2020; and if the Expansion Date were to occur on November 1, 2015, then the Expansion Expiration Date with respect to the Expansion Space would be October 31, 2020. The term "Expiration Date" as used in the Lease and hereafter in this Amendment is hereby modified to mean: (a) with respect to the Current Premises, the Current Premises New Expiration Date, and (b) with respect to the Expansion Space, the Expansion Expiration Date. From and after the day immediately following the Current Premises New Expiration Date, the term "Premises" as used in the Lease and this Amendment, shall be deemed to mean the Expansion Space only.

4.2 Commencing on March 1, 2018, and continuing until the Current Premises New Expiration Date, (a) Base Rent for the Current Premises shall be paid in the same amount per rentable square foot as the per rentable square foot amount of Base Rent then payable by Tenant in respect of the Expansion Space as set forth in Section 5.1 below (exclusive of the Landlord Reimbursement, as defined in Section 6 below), including increases as same subsequently occur, on the dates and in corresponding per rentable square foot amounts as the Base Rent payable in respect of the Expansion Space, and (b) the Base Year for the Current Premises shall be modified to, and shall thereafter be, calendar year 2018.

5. Monthly Base Rent

5.1 In addition to the monthly Base Rent payable in respect of the Current Premises as provided in the Lease and this Amendment, from and after the Expansion Date Tenant shall pay monthly Base Rent in respect of the Expansion Space in the following amounts (which amounts shall be net of utilities, HVAC and janitorial services, as set forth in Sections 7.3 and 7.4 below):

Expansion Date – 12th full calendar month following Expansion Date:	$28,590.00*
Months 13-24 following Expansion Date:	$29,447.70
Months 25-36 following Expansion Date:	$30,331.13
Months 37-48 following Expansion Date:	$31,241.06
Months 49-60 following Expansion Date:	$32,178.29

* Subject to abatement as provided in Section 5.3 below

DP.1161Mission.Augmedix.1stAmend.02

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5.2 If the Expansion Date does not occur on the first day of a calendar month, then the Base Rent payable in respect of the Expansion Space shall be duly prorated for the calendar month in which the Expansion Date occurs, and the initial Base Rent set forth above shall apply to the partial calendar month in which the Expansion Date occurs, and the immediately following twelve (12) full calendar months.

5.3 Notwithstanding anything to the contrary in the Lease or this Amendment, and provided Tenant is not then in default of its obligations under the Lease or this Amendment beyond applicable notice and cure periods, the Base Rent payable in respect of the Expansion Space shall be fully abated for the first twelve (12) full calendar months following the Expansion Date. If the Expansion Date is not the first day of a calendar month, such abatement shall be duly prorated for partial calendar months to which it is applied; in no event shall total abatement be less than or exceed $343,080.00.

5.4 Concurrently with Tenant's execution and delivery of this Amendment to Landlord, Tenant shall pay to Landlord the sum of $29,447.70 which shall be held by Landlord and applied towards the Base Rent for the Expansion Space first accruing and actually payable after the Expansion Date, pursuant to Section 5.1 above. Thereafter, Base Rent for the Expansion Space shall be due and payable in the amounts specified above on the first day of each calendar month, as provided in the Lease.

6. Landlord Reimbursement

In consideration of the Allowance (as defined in Exhibit B hereto) and other monetary inducements provided herein, and in repayment of a portion of such inducements, commencing on the first day of the thirteenth (13th) full calendar month after the Expansion Date, and continuing to and including the sixtieth (60th) full calendar month after the Expansion Date, Tenant shall pay to Landlord, as Additional Rent, and in addition to Base Rent, Operating Expense contributions, and any other payments by Tenant as required in the Lease and this Amendment, the sum of $4,624.43 per month (the "Landlord Reimbursement"), which shall be due and payable on the first day of each calendar month without notice, demand or offset. The Landlord Reimbursement shall not be subject to escalation (in contrast with the Base Rent, which is subject to annual escalation). .

7. Operating Expenses

7.1 Tenant shall pay its Tenant's Percentage of Excess Operating Expenses and other costs in respect of each of the Current Premises and the Expansion Space, but such contributions toward Excess Operating Expenses shall be calculated separately for the Current Premises and for the Expansion Space. Prior to March 1, 2018, Tenant's contributions towards Excess Operating Expenses in respect of the Current Premises shall be calculated as provided in the Lease; from and after March 1, 2018, Tenant's contributions towards excess Operating Expenses in respect of the Current Premises shall continue to be calculated as provided in the Lease, except that the Base Year shall be modified as provided in Section 4.2 above. For the Expansion Space, Tenant's contributions towards Excess Operating Expenses shall likewise be calculated from and after the Expansion Date as provided in the Lease, except the Base Year shall be calendar year 2016, the applicable Tenant's Percentage shall be approximately 12.6% (i.e., the square footage of the Expansion Space divided by the total rentable square footage of the Building), and costs of utility usage shall be handled as provided hereinbelow.

7.2 Notwithstanding anything to the contrary in the Lease or this Amendment, if in any portion of any Operating Expense Base Year or Expense Recovery Period, the Building is less than ninety-five percent (95%) occupied, then the Operating Expenses for such year shall be extrapolated by Landlord to reflect at least ninety-five percent (95%) occupancy of the rentable area of the Building.

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7.3 The parties acknowledge that the Expansion Space is separately or sub-metered for electricity and is served by an HVAC system that is independent of the hot and cold water loops and other components of the HVAC system(s) serving other portions of the Office Building. Tenant shall have exclusive control of HVAC and electricity systems in or serving the Expansion Space, and shall be solely responsible to pay all costs of usage and maintenance thereof.

7.4 Tenant shall be solely responsible for providing janitorial services to the Expansion Space, using a contractor reasonably approved in advance in writing by Landlord, at Tenant's sole cost and expense.

7.5 Notwithstanding anything to the contrary in Section 4.2(f) of the Lease, or any other provision of the Lease or this Amendment, for purposes of calculating Excess Operating Expenses in respect of the Expansion Space, the term "Operating Expenses" as respects utility costs shall include sewer charges and the cost of operating, maintaining, repairing, renovating and managing the utility systems serving the Office Building and its mechanical systems, sanitary and storm drainage systems, and any escalator and/or elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith, but that costs of utility usage shall be paid outside of Operating Expenses as provided in Section 7.6 below.

7.6 Notwithstanding anything to the contrary herein, from and after the Expansion Date, Tenant shall pay, as Additional Rent, the costs of its utility usage in the Expansion Space (specifically, water, garbage, gas and electricity), which costs shall not be part of Operating Expenses, nor subject to any Base Year calculations or exclusions. Unless and until any such utility usage at the Expansion Space is separately metered or sub-metered, such cost of Tenant's usage of each such utility in the Expansion Space and at the Building each month from and after the Expansion Date shall be deemed to be Tenant's Percentage applicable to the Expansion Space (as reasonably adjusted by Landlord to account for any separately- or sub-metered premises in the Building) of the total cost of such utility for the Building as billed to Landlord by the utility provider for such month, and shall be payable by Tenant to Landlord on a monthly basis pursuant to Landlord's invoices to Tenant. If at any time any utility service is separately metered or sub-metered to the Expansion Space (as, for example, electricity and HVAC), then in addition to Tenant's payments for such actual utility usage in the Expansion Space, Tenant shall also be responsible to separately pay to Landlord Tenant's Percentage applicable to the Expansion Space of costs for usage of such utility in or applicable to the Common Facilities on a monthly basis pursuant to Landlord's invoices to Tenant. The amounts payable by Tenant to Landlord in respect of Tenant's utility usage pursuant to this Section 7.6 are referred to herein as "Tenant's Utility Reimbursement". From and after the Expansion Date, the term "Monthly Rental" as defined in Section 4.1 of the Lease shall mean the following amounts payable by Tenant in any given month during the Lease Term: Base Rent, Tenant's Percentage Share of Excess Operating Expenses, and Tenant's Utility Reimbursement.

8. <u>Tenant Improvements</u>

8.1 Landlord shall improve the Expansion Space as provided in Exhibit "B" hereto.

8.2 Tenant acknowledges and agrees that Landlord may, in its sole discretion, require Tenant, upon the expiration or earlier termination of the Lease Term, to restore the Expansion Space

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to its previously existing condition immediately prior to the construction of the Expansion Work, and remove any improvements which are not consistent with an open-office plan (e.g., scribe rooms, Q&A rooms, class rooms, phone booths). If so required, Tenant shall perform such restoration work of the Expansion Space in compliance with all applicable laws, codes, regulations and ordinances and in a good and workmanlike manner, and shall repair any damage caused to the Expansion Space or the Building thereby.

9. Security Deposit

As of the date of this Amendment, pursuant to Section 9 of the Basic Lease Provisions of the Lease and Section 4.3 of the Lease, Landlord is holding a Security Deposit in the amount of $54,747.00 as security for the performance of all of Tenant's obligations under the Lease. The amount of the Security Deposit is hereby increased by $85,770.00, which amount shall be paid by Tenant to Landlord concurrently with Tenant's execution and delivery of this Amendment to Landlord, and, accordingly, from and after the date of this Amendment said Section 9 of the Basic Lease Provisions of the Lease is hereby amended to provide as follows:

"9. Security Deposit: One Hundred Forty Thousand, Five Hundred Seventeen and No/100 Dollars ($140,517.00) as is further described in Section 4.3 herein.

10. Brokers

Each party represents and warrants to the other that the party has not dealt with any real estate broker or agent in connection with this Amendment or its negotiation, other than Cushman and Wakefield ("Landlord's Broker"), which has represented Landlord. Landlord shall be responsible for the payment of a brokerage commission to Landlord's Broker pursuant to a separate agreement between Landlord and Landlord's Broker. Each party shall indemnify and hold harmless the other from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Amendment or its negotiation, where such claim would constitute a breach by the indemnifying party of the foregoing warranty.

11. Estoppel Statement

As of the date hereof, Tenant acknowledges and agrees, to the best of its knowledge, that

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DocuSign Envelope ID: 5F6E2808-18DD-4B24-AB75-105ED0416351

Landlord is not in breach or default of any of its obligations or covenants under or pursuant to the Lease, and that Tenant has no claim against Landlord which may be set off against rent or other sums accruing under the Lease, or any other claim or cause of action against Landlord.

12.	No Other Changes

Except as specifically changed, modified or supplemented by this Amendment, all of the terms and conditions of the Lease shall continue in full force and effect, and are incorporated herein by reference. The provisions of this Amendment shall prevail and govern over any conflicting provision of the Lease.

13.	Counterparts

This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

TENANT:

AUGMEDIX, INC.,

a Delaware C corporation

By:	/s/ Ian Shakil
Name:
Its:

By:	/s/ Pelu Tran
Name:
Its:

LANDLORD:

DP MISSION STREET, LLC,

a Delaware limited liability company

By:	DP Management Services, Inc.
Its:	Managing Agent

By:	/s/ Willy K. Ma
Name:	Willy K. Ma
Its:	President

DP.1161 Mission.Augmedix.1stAmend.02

EXHIBIT "A"

FLOOR PLAN

(E) ELEVATOR ROOM
(E) ELEVATOR PIT
(E) STAIRS
MECH RM. 104
MEN'S RESTROOM 110
(E) STAIRS
(E) SHAFT
STO. RM. 119
OFFICE 100
CL. 111
(E) PASSANGER ELEV.
WOMEN'S RESTROOM 114
Q.R. 105
OFFICE 101
Q.R. 106
Q.R. 108
Q.R. 112
Q.R. 115
Q.R. 116
OPEN AREA 120
102
OFFICE 103
OFFICE 107
OFFICE 109
OFFICE 113
OFFICE 117
MECH. RM. 118

LOWER LEVEL

9

EXHIBIT "B"

TENANT'S WORK LETTER

Except as otherwise specifically set forth in this Amendment, the Expansion Space is being leased to Tenant on an "As Is" basis. Landlord shall have no obligation to construct or provide any improvements to the Expansion Space, except as follows:

1. Landlord, at Landlord's sole cost and expense not to exceed $350,000.00 (the "Allowance"), shall retain the architect and contractor, and obtain all permits, to construct the permanent improvements to the Expansion Space utilizing building-standard materials and quantities according to a space plan to be mutually agreed upon by the parties as provided below (the "Expansion Work").

2. Plans and Specifications

(a) Preparation of Plans and Specifications. Landlord shall cause the architect to prepare all plans and specifications sufficient for the issuance of a building permit and to fairly and accurately describe the level of finish work agreed upon by the parties (the "Plans and Specifications") for the improvements to the Expansion Space. Landlord, the architect, and Tenant shall meet and confer to discuss basic space planning and Expansion Space design parameters prior to or promptly upon execution of this Amendment, whereupon the architect shall prepare and submit the Plans and Specifications to Tenant and Landlord as soon as practicable. The Plans and Specifications shall be generally consistent with the Floor Plan attached as Exhibit A to this Amendment, and with the base building plans. The Plans and Specifications shall be subject to Tenant's and Landlord's review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. The parties shall advise the architect within five (5) business days after receipt of the Plans and Specifications if they are unsatisfactory or incomplete in any respect, specifying in detail the corrections required. If so advised, Landlord shall cause the architect to promptly revise the Plans and Specifications to correct any deficiencies or other matters the parties may require.

(b) Change Orders. Once the Plans and Specifications, or any segment thereof, have been approved by Tenant and Landlord, neither Landlord nor Tenant may make any material changes to the approved segment without the consent of the other party, which consent shall not be unreasonably withheld. The Plans and Specifications, as approved by Tenant and Landlord and as amended from time to time by change orders, are collectively referred to as the "Approved Plans and Specifications."

(c) Selection of Contractor. Once the Plans and Specifications have been approved by the parties, Landlord's general contractor shall diligently pursue completion of the work described therein.

3. Overage Funds. If the total cost of the Expansion Work will exceed the amount of the Allowance, then prior to commencing the Expansion Work (or, if such excess cost is the result of a change order, concurrently with Tenant's approval of the change order), Tenant shall pay to Landlord usable funds (the "Overage Funds") in an amount equal to the difference between the total anticipated cost of the Expansion Work and the amount of the Allowance. Within thirty (30) days following Landlord's substantial completion of the Expansion Work, Landlord shall provide Tenant a written statement, which statement shall be accompanied by reasonable substantiating documentation, identifying all costs actually incurred in the performance of the Expansion Work, and in the event of any surplus in the Overage Funds after paying all such costs of the Expansion Work in excess of the Allowance, then such surplus shall be refunded promptly to Tenant.

DP.1161Mission.Augmedix.1stAmend.02

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DocuSign Envelope ID: 5F6E2808-18DD-4B24-AB75-105ED0416351

4. Tenant hereby authorizes        [*]                           (Phone:      [*]                   ) as its construction representative, agent and attorney-in-fact for the purpose of giving and receiving notices, approving submittals and issuing requests for changes with respect to the Expansion Work contemplated herein, and Landlord hereby authorizes [*] (Phone: [*]) as its construction representative, agent and attorney-in-fact for the purpose of giving and receiving notices, approving submittals and issuing requests for changes with respect to the Expansion Work contemplated herein. Landlord and Tenant shall be entitled to rely upon authorizations and directives of the other party’s designated construction representative as if given directly by such other party. Each party may amend the designation of its construction representative(s) at any time upon delivery of written notice to the other party.

5. The Expansion Work shall be undertaken by Landlord as soon as reasonably practicable following the full execution and delivery of this Amendment and the mutual approval of the Plans and Specifications, and shall be diligently prosecuted by Landlord to completion. Landlord shall perform and complete the Expansion Work in compliance with all applicable laws, codes, regulations and ordinances, in a good and workmanlike manner.

DP.1161 Mission.Augmedix.1stAmend.02

DocuSign Envelope ID: 5F6E2808-18DD-4B24-AB75-105ED0416351

EXHIBIT C

DISABILITY ACCESS NOTICE

Before you, as the Tenant, enter into the lease document to which this Exhibit is attached (whether a new lease or an amendment to an existing lease) with us, the Landlord, for premises in the building located in San Francisco, CA and more particularly described in the Lease (the “Property”), please be aware of the following important information about the Lease:

You May Be Held Liable for Disability Access Violations on the Property. Even though you are not the owner of the Property, you, as the Tenant, as well as the Property owner, may still be subject to legal and financial liabilities if the leased Property does not comply with applicable Federal and State disability access laws. You may wish to consult with an attorney prior to entering into the lease document to make sure that you understand your obligations under Federal and State disability access laws. The Landlord must provide you with a copy of the Small Business Commission Access Information Notice under Section 38.6 of the Administrative Code in your requested language; a copy of such Notice is attached hereto in satisfaction of such obligation. For more information about disability access laws applicable to small businesses, you may wish to visit the website of the San Francisco Office of Small Business or call 415-554-6134.

The Lease Must Specify Who Is Responsible for Making Any Required Disability Access Improvements to the Property. Under the laws of the City of San Francisco, the lease must include a provision in which you, the Tenant, and the Landlord agree upon your respective obligations and liabilities for making and paying for required disability access improvements on the leased Property. The Lease must also require you and the Landlord to use reasonable efforts to notify each other if they make alterations to the leased Property that might impact accessibility under Federal and State disability access laws. You may wish to review those provisions with your attorney prior to entering the lease to make sure that you understand your obligations under the Lease.

PLEASE NOTE: The Property may not currently meet all applicable construction-related accessibility standards, including standards for public restrooms and ground floor entrances and exits.

By signing below, Tenant confirms that it has read and understood this Notice.

TENANT:

AUGMEDIX, INC.,
a Delaware C corporation

By:	/s/ Ian Shakil
Name:
Title:

By:	/s/ Pelu Tran
Name:
Title:

DP.1161 Mission.Augmedix.1stAmend.02

PROTECT YOUR BUSINESS FROM POTENTIAL ADA LAWSUITS
COMPLIANCE VS. LAWSUIT
BUSINESS RESOURCES
BUSINESS RESOURCES
A Guide to Disabled Accessibility Compliance
San Francisco
DISABLED ACCESSIBILITY

DP.1161Mission.Augmedix.1stAmend.02

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LOW BARRIERS
MEDIUM BARRIERS
HIGH BARRIERS
ADA COMPLIANCE
COMMON MISCONCEPTIONS

DP.1161Mission.Augmedix.1stAmend.02

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4
3
2
1
OFFICE 103
3 MANAGERS 102
OFFICE 101
OFFICE 100
(E) ELEVATOR ROOM
(E) ELEVATOR PIT
MECH. RM. 104
Q.R. 106
Q.R. 105
3 MANAGERS
OFFICE 107
(E) STAIRS
OFFICE 109
Q.R. 108
Q.R. 112
CL. 111
MEN'S RESTROOM 110
(E) PASSANGER ELEV.
3 MANAGERS
OFFICE 113
Q.R. 115
Q.R. 116
WOMEN'S RESTROOM 114
OFFICE 117
UPS
UPS
MECH. RM. 118
(E) SHAFT
(E) STAIRS
118A
BENCH
A4.0
A4.0

SECOND AMENDMENT TO LEASE BETWEEN DP MISSION STREET, LLC, AS LANDLORD AND AUGMEDIX, INC., AS TENANT

1. Identification and Parties

THIS SECOND AMENDMENT TO LEASE (the "**Amendment**") is entered into as of January 26, 2016, and is entered into by and between DP MISSION STREET, LLC, a Delaware limited liability company ("**Landlord**"), and AUGMEDIX, INC., a Delaware C corporation ("**Tenant**").

2. Recitals

2.1 Landlord and Tenant entered into that certain Office Space Lease dated as of February 7, 2014, as modified by that certain First Amendment to Lease dated as of September 25, 2015 (the "**First Amendment**") (collectively, the "**Lease**"), pursuant to which Tenant is leasing from Landlord (a) that certain office space known as Suite 210 (the "**Current Premises**"), consisting of approximately 6,636 rentable square feet, in the building located at 1161 Mission Street, San Francisco, California (the "**Building**"), and (b) that certain space located on the lower level of the Building consisting of approximately 8,577 rentable square feet (the "**Expansion Space**"), as designated on the floor plan attached to the First Amendment as Exhibit "A" and incorporated herein by this reference, such that the Current Premises and the Expansion Space shall collectively consist of approximately 15,213 rentable square feet.

2.2 The Lease Term for the Current Premises commenced on February 13, 2014 and is scheduled to expire on August 31, 2020. The Lease Term for the Expansion Space will commence on the Expansion Date (as defined in Section 3.1 of the First Amendment) and is scheduled to expire on the Expansion Expiration Date (as defined in Section 4.1 of the First Amendment).

2.3 Tenant is desirous of modifying the procedure and timing for Tenant's payment of the Overage Funds with respect to the Expansion Work, as defined in Sections 3 and 1, respectively, of the Tenant's Work Letter attached to the First Amendment as Exhibit "B" and incorporated herein by this reference (the "**Tenant's Work Letter**"). Landlord is willing to modify the Lease in order to change the procedure and timing for Tenant's payment of the Overage Funds, upon all of the terms and conditions set forth in the Lease, as modified hereby.

2.4 Unless otherwise defined herein, capitalized terms in this Amendment shall have the same meanings as set forth in the Lease.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

3. Overage Funds

Landlord and Tenant hereby acknowledge and agree that, as of the date of this Amendment:

(a) Landlord has paid $18,750.00 in architectural fees to EJGA, an architecture sub s corporation ("**Contractor**"), in connection with the Expansion Work, as evidenced by the documentation attached hereto as Exhibit "A" and incorporated herein by this reference;

DP.1161Mission.Augmedix.2ndAmend.01

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(b) Landlord has entered into that certain Work Order Agreement No. DP1161 – W 15032 with Contractor dated as of October 28, 2015, attached hereto as Exhibit "A" and incorporated herein by this reference, pursuant to which Landlord has agreed to pay Contractor the sum of $331,250.00 for Contractor's performance of the Expansion Work, thereby completing Landlord's required contribution of $350,000.00 (the "**Allowance**") towards the Expansion Work pursuant to Section 1 of the Tenant's Work Letter;

(c) The total cost of the Expansion Work will exceed the amount of the Allowance, and this excess cost, defined as the Overage Funds, is estimated to be at least Seven Hundred Ninety Nine Thousand Eight Hundred Nineteen Dollars and 33/100 cents.

(d) Tenant has entered into that certain Work Order Agreement No. 2015-014 with Contractor dated as of December 30, 2015 (the "**Tenant's Work Order Agreement**"), attached hereto as Exhibit "A" and incorporated herein by this reference, pursuant to which Tenant has agreed to pay Contractor the sum of $799,819.33 for Contractor's performance of the Expansion Work.

Notwithstanding the provisions of Section 3 of the Tenant's Work Letter, Tenant hereby covenants and agrees to be solely responsible for payment of the Overage Funds directly to Contractor, and Tenant shall pay the Overage Funds as and when due pursuant to the terms and conditions of the Tenant's Work Order Agreement.

4. Statutory Disclosures

i. California Civil Code Section 1938. Pursuant to California Civil Code Section 1938, Landlord states that to the best of its knowledge as of the date of this Amendment, neither the Expansion Space, the Current Premises, nor the Building have undergone an inspection by a Certified Access Specialist (CASp). Landlord makes no representations, express or implied, as to the compliance of the Expansion Space, the Current Premises or the Building with applicable construction-related accessibility standards.

ii Provisions Required By SF Administrative Code Chapter 38.

a. Without limiting or modifying the provisions of Article VII. of the Lease, or any other provision of the Lease or this Amendment regarding changes to the Premises or the Building, Landlord shall make all disability access improvements to the Building as same are required to be made pursuant to applicable laws, except to the extent compliance is triggered by Tenant's specific use of the Premises, other than ordinary office use, or alterations to the Premises performed by or on behalf of Tenant, other than the Expansion Work, and the cost of such improvements shall be borne by Landlord except to the extent such costs are appropriately included in Operating Expenses pursuant to the Lease, as amended hereby. Without limiting or modifying the provisions of Article VII. of the Lease, or any other provision of the Lease or this Amendment regarding changes to the Premises or the Building, Tenant shall make all disability access improvements to the Premises and the Building, at Tenant's sole cost and expense, as same are required to be made pursuant to applicable laws where such compliance is triggered by Tenant's specific use of the Premises, other than ordinary office use, or alterations to the Premises performed by or on behalf of Tenant, other than the Expansion Work.

b. Without limiting or modifying the provisions of Article VII. of the Lease, or any other provision of the Lease or this Amendment regarding changes to the Premises or the Building, Landlord and Tenant each agrees to use reasonable efforts to notify the other if the notifying party

DP.1161Mission.Augmedix.2ndAmend.01

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makes any alterations to the Premises or the Building that might impact accessibility under federal or state disability access laws.

5. Brokers

Each party represents and warrants to the other that the party has not dealt with any real estate broker or agent in connection with this Amendment or its negotiation. Each party shall indemnify and hold harmless the other from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any real estate broker or agent in connection with this Amendment or its negotiation, where such claim would constitute a breach by the indemnifying party of the foregoing warranty.

6. Estoppel Statement

As of the date hereof, Tenant acknowledges and agrees, to the best of its knowledge, that Landlord is not in breach or default of any of its obligations or covenants under or pursuant to the Lease, and that Tenant has no claim against Landlord which may be set off against rent or other sums accruing under the Lease, or any other claim or cause of action against Landlord.

7. No Other Changes

8. Counterparts

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK –

SIGNATURE PAGE FOLLOWS]

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DocuSign Envelope ID: 51247F10-E380-406E-A111-E5C302C18CEA

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

TENANT:

AUGMEDIX, INC.,

a Delaware C corporation

By:	/s/ Ian Shakil
Name:	Ian Shakil
Its:	CEO
Date:	Jan 26, 2016

LANDLORD:

DP MISSION STREET, LLC,

a Delaware limited liability company

By:	DP Management Services, Inc.
Its:	Managing Agent

By:	/s/ Willy K. Ma
Name:	Willy K. Ma
Its:	President

DP.1161Mission.Augmedix.2ndAmend.01

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EXHIBIT "A"

WORK ORDER AGREEMENTS AND OTHER DOCUMENTATION WITH EJGA

FOR EXPANSION WORK

[To be attached]

DP.1161Mission.Augmedix.2ndAmend.01

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DocuSign Envelope ID: DEC2A15E-7DBE-4BFA-900E-D043CF70F912

WORK ORDER AGREEMENT
No. 2015-014

[This number must appear on all invoices, billing statements, work orders, change orders, notices, requests, and all other documents relating to the work described hereinbelow.]

1. **Identification and Parties.** This Work Order Agreement (the "Agreement") entered into by and between **Augmedix, Inc.** and **EJGA** as of December 30, 2015.

2. **Recitals.** Augmedix wishes to engage Contractor to perform certain work as hereinafter described at, for or relating to the premises located at **1161 MISSION STREET, SAN FRANCISCO, CALIFORNIA 94103** (the "Property"), and Contractor is willing to accept such engagement, on the terms and conditions hereinafter set forth.

3. **Scope of the Work.** Contractor shall furnish and pay for all labor, equipment, tools, materials, supervision, coordination, contract administration, transportation, communication, shop drawings, samples and other necessary facilities and services to properly complete, in a timely and workmanlike manner to the satisfaction and approval of Augmedix:

Construct Suite B-100 lower level of the Property per Contractor's Construction Estimate dated December 23, 2015, attached hereto as Exhibit A.

4. **Investigation by Contractor.** Contractor represents that Contractor has visited the jobsite and has done a thorough, independent investigation of all conditions at the Property that might affect the progress of the Work, and has reviewed all plans and specifications relating to the Work (the "Plans"), as well as all applicable building codes, laws, and regulations. Contractor is not relying upon, and Augmedix does not warrant, any information furnished for Contractor's convenience by Augmedix with regard to job conditions. If Contractor finds an error, omission, or conflict in the Plans, Contractor shall give prompt, written notice thereof to Augmedix, and Augmedix and Contractor shall attempt to promptly resolve, in writing, any such conflicts, errors, and omissions. If Contractor proceeds with the Work based on any such error, omission, or conflict in the Plans, without instructions from Augmedix, it will be at Contractor's risk and expense.

5. **Contractor's License.** Contractor warrants that Contractor is properly licensed to perform the Work called for by this Agreement and shall remain so at all times during performance of the Work. Contractor's California license number is 989599.

6. **Time of Completion.** Contractor shall achieve substantial completion of the Work by January 15, 2016. Contractor shall pursue the Work diligently to completion.

7. **Progress Schedule.** If the time for substantial completion of the Work as set forth in Paragraph 6 above exceeds thirty (30) days, then, within ten (10) days after execution of this Agreement, Contractor shall submit a progress schedule for Augmedix approval. Contractor shall revise such schedule from time to time to reflect job conditions and to provide for the completion of the Work within the number of days permitted by this Agreement. Such revisions to the progress schedule shall be subject to Augmedix approval, which shall not be unreasonably withheld.

8. **Time is of the Essence.** Time is of the essence of this Agreement and each and every provision hereof and obligation hereunder, and failure to comply with this provision shall be a material breach of this Agreement. Unless otherwise expressly stated, all references in this Agreement to days means calendar days. If the date upon which any act required to be performed hereunder falls on a Saturday, Sunday, or federal or California holiday, the time for performance of such act shall be extended to the next business day.

9. **Contract Price.** Augmedix shall pay Contractor, and Contractor shall accept, the sum **Seven Hundred Ninety Nine Thousand Eight Hundred Nineteen and 33/100 Dollars ($799,819.33)** (the "Contract Price") as full and complete consideration and payment for Contractor's performance of this Agreement. The Contract Price shall also constitute payment in full for all costs incurred by Contractor under this Agreement in performing the Work, including, but not limited to, wages paid for direct labor; contributions applicable to Contractor's payroll; social security, disability, and similar payments and assessments; salaries of clerical, supervisory, and other personnel employed in the performance of the Work; materials, supplies, and equipment incorporated or consumed in the Work; the costs of subcontracts; temporary facilities and hand tools consumed in the Work; equipment rental charges; power, utility, and telephone charges; sales and use taxes incurred about the Work; premiums for bonds and insurance that Contractor is required by this Agreement to maintain; professional fees of consultants, engineers, designers, or schedulers employed by Contractor to facilitate or expedite the Work; and all other costs incurred in the performance of the Work.

- 1 -

EXHIBIT A

DocuSign Envelope ID: DEC2A15E-7DBE-4BFA-900E-D043CF70F912

10. Change Orders; Disputes as to Scope or Value of Work. Augmedix may issue written change orders to Contractor requiring Contractor to add to, change, or delete from the scope of the Work. If Augmedix agrees to the proposed price change, Augmedix shall issue the change order and the Contract Price shall be adjusted accordingly. If Augmedix requires Contractor to perform work that Contractor contends is outside the scope of the Work required by this Agreement, Contractor shall notify Augmedix, in writing, of its contention and shall promptly proceed to perform such work. If Augmedix and Contractor cannot reach agreement on whether such work is included in the Contract Price, or on the value of extra or omitted work in determining any changes in the Contract Price, such dispute shall be determined by two appraisers, with each party having the right to select an appraiser. If such two appraisers cannot agree, they shall choose a referee whose written decision, if approved by at least one of the appraisers, shall be final and binding on the parties. Each party shall bear the expense of its appraiser, and the expense of the referee shall be shared equally by the parties.

11. Application for Payment.

Contractor shall submit to Augmedix an Application for Payment, the value of the Work, based upon the Contract Price, theretofore completed by Contractor. The Application for Payment shall itemize the various divisions of the Work and shall include Contractor's estimated percentage of completion of each division of the Work. The Application for Payment shall include a computation of the portion of the Contract Price then due. Unless payment may properly be withheld by Augmedix on account of defective work not remedied, liens or claims filed, or Contractor's failure to make required payments for labor, materials or to subcontractors, Augmedix shall pay Contractor, within fifteen (15) days after submission to Augmedix of the Application for Payment, the amount due thereunder.

12. Releases. Contractor warrants that all work, materials and equipment covered by an Application for Payment will be free and clear of all liens, claims or security interests upon Augmedix payment. Contractor will, and will cause its subcontractors to, provide Augmedix with: 1) conditional waivers and releases upon progress payment, 2) conditional waivers and releases upon final payment, and 3) unconditional waivers and releases upon final payment, all in substantially the form set forth in the applicable California Civil Code.

13. Contractor's and Subcontractor's Insurance. Contractor shall provide Augmedix with the following insurance and with certificates of insurance and endorsements issued by insurance companies authorized to do business in the state of California:

(a) *Liability Insurance*: Commercial general liability insurance, in broad form, including coverage for completed operations, liability assumed by contract, underground hazard, collapse hazard, and explosion, and for damage to the property of others in the care, custody or control of Augmedix. The policy limits shall be at least Two Million Dollars ($2,000,000) for each occurrence and in the aggregate for bodily injury and Two Million Dollars ($2,000,000) for each occurrence and in the aggregate for property damage.

(b) *Workers' Compensation Insurance:* Workers' Compensation Insurance shall be in statutory form. The Certificates of Insurance shall provide that the Insurance may not be canceled without 30 days' prior written notice to Augmedix.

14. Attorney's Fees. If litigation or arbitration occurs between the parties to this Agreement, the court or arbitrator shall award reasonable attorney's fees and costs to the prevailing party.

15. Default.

15.1 If Contractor fails to keep the Work on schedule; installs substandard work, materials; proceeds in an unsafe manner; Augmedix may give Contractor seven (14) days' written notice of default and, if Contractor fails to cure the default within such seven (14) days, may terminate Contractor's performance and eject Contractor from the Property. In the event of such default by Contractor, Augmedix shall have the further right, but not the obligation, to furnish and provide such materials and labor as are reasonably necessary to correct defective Work, or to perform any other services required of Contractor hereunder, at Contractor's sole cost and expense.

16. Delay. Neither party will not be liable for any delay or failure of its performance under this Agreement due to events beyond its reasonable control and expectation, provided that the affected party provides prompt written notice to the other party of the event and uses its diligent efforts to resume performance.

17. Cleanup. Contractor shall keep the jobsite in a safe, orderly and clean condition at all times and shall leave the jobsite in broom-clean condition, free from accumulation of debris, waste or rubbish caused by Contractor's operations.

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EXHIBIT A

18. Successors and Assigns. Neither party may assign this Agreement without the other party’s prior written consent, except that Augmedix may assign this Agreement in whole, without the other party’s consent, to an affiliate or to a successor or acquirer, as the case may be, in connection with a merger or acquisition, or the sale of all or substantially all of such party’s assets or the sale of that portion of such party’s business to which this Agreement relates. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties’ permitted successors and assigns.

19. Warranty. Contractor warrants to Augmedix that all materials and equipment incorporated in the Work and Contractor guarantees that the Work will be suited for its intended purpose and free from faulty materials, construction or workmanship. On notice from Augmedix, Contractor shall immediately remedy, repair or replace, without cost to Augmedix but to full satisfaction, all defects, damages or imperfections appearing in the Work within a period of one (1) year after the date of final completion and acceptance of the Work, or within such longer period of time as may be prescribed by law or by the terms of any applicable warranty. Contractor shall promptly correct any defect at no expense to Augmedix.

20. Notices. Any notice, request, demand, approval or other communication permitted, required or otherwise given hereunder or in connection herewith (the “Notice”) shall be in writing and shall be effective (i) immediately upon delivery in person, or by facsimile (provided that the sender retains a printed confirmation of transmission to the appropriate facsimile number), or (ii) the next business day after timely deposit with a commercial courier or delivery service for overnight delivery, or (iii) the date indicated on the return receipt if deposited with the United States Postal Service, certified mail, return receipt requested, with postage prepaid. The inability to deliver a Notice because of a changed address of which no notice was given, or rejection or other refusal to accept any Notice, shall be deemed to be the receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept. All Notices must be properly addressed and delivered to the parties at the addresses set forth below, or at such other addresses as either party may subsequently designate by written notice given in the manner provided in this Paragraph:

Augmedix:	Augmedix, Inc.
Attention: Legal Counsel
1161 Mission Street
Suite 210
San Francisco, California 94103

CONTRACTOR:	[*]
[*]
[*]
[*]

IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE EXECUTED AS OF DECEMBER 30, 2015 BY THEIR DULY AUTHORIZED REPRESENTATIVES.

CONTRACTOR (EJGA. Contractor’s License No. 989599)		AUGMEDIX, INC.

By:	/s/ Brian Gee	By:	/s/ Ian Shakil
Name:	Brian Gee	Name:	Ian Shakil
Title:	Vice President	Title:	CEO & Co-Founder
Date:	1-4-16	Date:	12/30/2015

EXHIBIT A

DocuSign Envelope ID: DEC2A15E-7DBE-4BFA-900E-D043CF70F912 Exhibit A

EJGA

Contractor's Licence No. 989599

1161 Mission Street

Augmedix **Suite B-100 Tenant Improvement**

Construction Estimate 12-23-15

	Description	Contract	Current	Total Payments	Balance
Site Construction/Deconstruction					
02-100	General wall framing, material and labor	$ 26,191.51	$ -	$ -	$ -
02-110	Framing drop ceiling, material and labor	$ 1,855.72	$ -	$ -	$ -
02-120	General mud, tape, sand and prep.	$ 34,964.51	$ -	$ -	$ -
02-130	Drop ceiling mud, tape, sand and prep.	$ 1,391.80	$ -	$ -	$ -
02-140	Frame sofit 1'-8", wood finish with stain	$ 6,105.00	$ -	$ -	$ -
02-150	Fur wall framing at kitchen, conseal existing pipes	$ 4,720.70	$ -	$ -	$ -
02-160	Fur wall mud, tape, sand and prep.	$ 4,810.23	$ -	$ -	$ -
02-170	Fur in existing mechanical units above kitchen	$ 1,526.09	$ -	$ -	$ -
02-180	Suite doors (6) frames hardware and labor	$ 11,500.00	$ -	$ -	$ -
02-190	Solid core stained wood doors, hardware and closer. Labor and materials	$ 1,729.57	$ -	$ -	$ -
02-200	Concrete finish the 2 columns in the open area	$ 1,290.44	$ -	$ -	$ -
02-210	Q&A stud wall	$ 5,478.26	$ -	$ -	$ -
02-220	Frame and drywall perimeter concrete walls (deduction of $6,351)	$ 5,913.04	$ -	$ -	$ -
02-230	Sprinkler Riser Rm wall	$ 652.17	$ -	$ -	$ -
02-240	Fire riser room dr (1), and extend mechanical room with second door for UPS acc	$ 3,913.04	$ -	$ -	$ -
02-250	Custom Wood Benches - Bench A two tier with back panel at 14 ft	$ 17,739.13	$ -	$ -	$ -
02-260	Bench B two tier with wall panel at 9 ft and Bench C with back panel at 5 ft	$ -	$ -	$ -	$ -
02-270	Bench D with back panel at 23 ft	$ -	$ -	$ -	$ -
02-280	Single mechanical room with door, hardware, frame and labor	$ 1,956.52	$ -		$ -
02-290	Mechanical condenser unit rooftop sleeper (pad)	$ 739.13	$ -	$ -	$ -
02-300	Engineering and Title 24 for additional mech.	$ 2,035.00	$ -	$ -	$ -
02-310	Primer, paint labor and materials	$ 29,689.76	$ -	$ -	$ -
02-320	Anodized alum. glass walls with frameless glass doors, hardware, and labor	$ 98,157.08	$ -	$ -	$ -
02-330	Vinyl Wood/Carpet flooring , materials and labor	$ 16,885.97	$ -	$ -	$ -
02-350	Wood baseboard, painted, materials and labor	$ 1,526.09	$ -	$ -	$ -
02-360	Concrete finish column $600 ea (4)	$ 2,400.00	$ -	$ -	$ -
02-370	Stain wood finish backpack wall	$ 1,500.00	$ -	$ -	$ -
02-380	Additional paint color/tape wall $500 ea (2 colors included in base price)	$ 3,000.00	$ -	$ -	$ -
02-390	Kitchen cabinets	$ 10,682.61	$ -	$ -	$ -
02-400	Kitchen counter - quartz	$ 3,459.13	$ -	$ -	$ -
02-410	Kitchen cabinet and counter install	$ 6,105.00	$ -	$ -	$ -
02-420	Vinyl wood wall in kitchen	$ 840.00	$ -	$ -	$ -
02-430	Cut quartz counter hole for additional sink	$ 375.00	$ -	$ -	$ -
Plumbing					
03-120	Plumbing install additional sink and two garbage disposals (sink/faucet not includ	$ 1,800.00	$ -	$ -	$ -
03-130	Garbage disposals $200 ea	$ 400.00	$ -	$ -	$ -
06-340	Plumbing install for additional dishwasher	$ 400.00	$ -	$ -	$ -
Mechanical					
04-100	5 ton heat pump mechanical units with rooftop condensers (2)	$ 69,666.00	$ -	$ -	$ -
04-110	Suite ducts and registers	$ 9,665.22	$ -	$ -	$ -
04-120	5 ton heat pump mechanical units with rooftop condensers (1)	$ 31,391.30	$ -	$ -	$ -
04-130	Additional mini split mechanical unit for UPS/Mechanical Rm.	$ 9,391.30	$ -	$ -	$ -
04-140	Kitchen exhaust with two ceiling registers	$ 3,800.00	$ -	$ -	$ -
Electrical					$ -
05-100	Electrical requirements for core construction	$ 91,545.00	$ -	$ -	$ -
05-110	Additional electrical requirements and Title 24	$ 76,049.83	$ -	$ -	$ -
05-110	Additional electrical items	$ 20,975.00	$ -	$ -	$ -
Data					$ -
06-100	Data, card reader and camera requirements	$ 54,720.00	$ -	$ -	$ -
06-110	Additional data drops	$ 2,875.00	$ -	$ -	$ -
Fire Sprinkler				$ -	$ -
07-100	Fire Sprinkler Requirements	$ 12,157.83	$ -	$ -	$ -
Fire and Life Safety					
08-100	Fire and Life Safety Requirements	$ 1,526.09	$ -	$ -	$ -
	Construction Total	$ 695,495.07			
	Profit/Overhead 15%	$ 104,324.26			
	Total Construction	**$ 799,819.33**			

EXHIBIT A

PROTECT YOUR BUSINESS FROM POTENTIAL ADA LAWSUITS

Businesses
Have you received an ADA notice?
no
yes
No Notice
Pre-Assessment by Office of Small Business (OSB) & SF SHINES
• low amount of barriers
• medium amount of barriers
• high amount of barriers
Notice
1. The business receives a letter(s). The letter(s) may be sent by a person with disability claiming he/she encountered accessibility problems while visiting your business. This letter(s) is often a precursor to a state or federal lawsuit and MUST NOT be ignored. Proactive action and response to the letter can prevent a lawsuit.
2. The business has received a lawsuit.
Attorney
Contact an experienced legal consultant or the Office of Small Business to respond to the letter or lawsuit.
CASp Action (see below)
• consult
• inspection report
• "readily achievable" solutions
Remediation/Resolution
Low, medium, high barriers scope of work by AND or an alternative architecture firm.

Certified Access Specialist (CASp)

Signed into law on September 29, 2008, SB 1608 a Certified Access Specialist (CASp) report provides a defense against lawsuits, but only if the business obtained a CASp report BEFORE being sued. With a CASp report in hand, businesses may request a 90-day stay (a temporary stop) of the lawsuit filed in State Court and an Early Evaluation Conference (EEC) to explore fair settlements. A Certified Access Specialist (CASp) is a person that has been tested and certified by the state as an expert in disability access laws. A business that hires a CASp to inspect their buildings helps ensure compliance with disability access standards. After inspection, the CASp writes up an inspection report as proof that the business hired a CASp. A CASp should help your business identify "readily achievable" barriers for removal.

COMPLIANCE VS. LAWSUIT

Compliance is a recommended investment as not only will your business be less vulnerable to drive-by lawsuits, but you gain a growing market of seniors, families with baby strollers, and persons with disabilities. Cost will depend on the type of alterations, and on what is affordable at the present and future. If you decide to do nothing and rely on "luck" that you will not be sued, consider the potential costs of being an "unlucky" defendant. The reality today is that more ADA lawsuits are targeting small stores and minority-owned businesses because they are likely to settle rather than incur the costs and risks of litigation. The average cost to comply with a plaintiff's requested barrier removal is less than $4,000, according to amicus curiae brief filed in the Ninth Circuit of Appeal, *Jerry Doran v. Del Taco, Inc.* Fighting a lawsuit including paying a settlement may cost around $30,000, according to OSB. Investing in Certified Access inspection and "readily achievable" compliance before a lawsuit is the best way to protect your business from expensive lawsuits.

BUSINESS RESOURCES

Office of Small Business
City Hall, room 110
1 Carlton B. Goodlett Place
San Francisco, CA 94102
415-554-6134, www.sfgov.org/osb

Certified Access Specialists
www.sfgov.org/osb

Asian Neighborhood Design
1245 Howard Street
San Francisco, CA 94103
415-575-0423, www.andnet.org

SF Shines - Office of Economic Workforce Development
City Hall, room 448
1 Carlton B. Goodlett Place
San Francisco, CA 94102
415-554-6969, www.oewd.org

San Francisco Bar Association
The Lawyer Referral and Information Service (LRIS) program offers businesses legal assistance from their panel of experienced lawyers.
www.sfbar.org/lawyerreferrals/index.aspx

BUSINESS RESOURCES

Department of Justice ADA Guide for Small Businesses
Business Briefs
www.ada.gov/business.htm#anchor-bbriefs

ADA Guide for Small Businesses
www.ada.gov/publicat.htm#Anchor ADA-35326

DOJ toll-free ADA information line
800-514-0301

Department of Building Inspection - Technical Services Division
DBI staff persons are available to review state access requirements. Visit 1660 Mission Street, 4th floor to request a review of your business plans.
415-558-6084, www.sfgov.org/dbi

A Guide to Disabled Accessibility Compliance

Presidio
Marina
Seacliff
Richmond
Sunset
Twin Peaks
Castro
Bernal Heights
Bayview
Lake Merced
Excelsior
Portola

San Francisco

DISABLED ACCESSIBILITY

Two Sets of Access Laws

There are two different bodies of law in California that regulate disability access: a state building code, and a federal civil rights law. The state building code requirements for access are located in the California Code of Regulations, Title 24, Part 2, and are commonly referred to as Title 24.

The Americans with Disabilities Act of 1990 (ADA) is a sweeping federal civil rights law which prohibits discrimination against persons with disabilities. Specifically, Title III of the ADA requires public accommodations to provide goods and services to people with disabilities on an equal basis with the rest of the general public. The United States Department of Justice (DOJ) enforces the ADA.

Being compliant to the regulations of one law does not relieve your responsibilities to be compliant with the other set of laws.

Non Compliance

If the building is not compliant with California Title 24, the citizen complaint is routed to the Department of Building Inspection (DBI). DBI will send staff to visit the site and perform an inspection, and if necessary, the inspector will initiate actions to require the owner to correct the problem.

If the citizen's complaint is ADA driven, the plaintiff can take the business to civil court for remedy. The federal ADA does not have an "inspection" mechanism, and private lawsuits can be filed directly in federal courts by those who believe their civil rights have been violated.

Who is Required to Remove Barriers?

Barriers are defined by the ADA as obstacles to accessibility. Such obstacles make it difficult — sometimes impossible — for people with disabilities to do the things most of us take for granted — things like going shopping, working, dining in a restaurant or taking public transit. If your business provides goods and services to the public, you are required to remove barriers if doing so is "readily achievable." Such as business is called a public accommodation because it serves the public. If your business is not open to the public (no adjacent retail or open to tours), but is only a place of employment like a warehouse, manufacturing facility or office building, then there are fewer requirements to remove barriers. Such a facility is called a commercial facility. While the operator of a commercial facility has different requirements to remove barriers, you must comply with the ADA Standards for Accessible Design when you alter, renovate or expand your facility.

Readily Achievable

"Readily achievable" means easily accomplishable and able to be carried out without much difficulty or expense. Determining if barrier removal is readily achievable is, by necessity, a case-by-case judgement. "Readily achievable" is based on factors including review of the overall nature of the business and its financial statements.

This document is intended as informal technical guidance.

It is NOT legal advice and does not replace the professional advice or guidance that an architect, CASp or attorney knowledgeable in ADA requirements can provide.

DP.1161Mission.Augmedix.2ndAmend.01
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LOW BARRIERS
obstacles to accessibility that are minor, and most likely can be "readily achievable"

A. Service Counter Height and Visibility
A portion specified by local codes of the counter must be between 28"-34" above the floor.

B. Path of Travel Clearance
All aisles to public zones must be at least 36" wide and remain unobstructed.

C. Door Clearance
The pull side of doors must have a clearance specified by local codes.

D. Door Hardware
All doors must be operable without action of pinching or grasping.

A.
B.
C.
D.
42"
service counter is too high for customers in wheelchair
objects placed in required path of travel
36"
main entrance
object placed in required door clearance space
door knob is not operable without pinching or grasping

MEDIUM BARRIERS
obstacles that require more attention, and likely professional guidance

A. Step at Entrance
The entrance must be accessible for occupants in wheelchairs, with sloping and clearance requirements specified by local codes.

B. Restroom Vanity Clearance
The sink must provide knee clearance specified by local codes.

C. Undersized Path of Travel
All aisles to public zones must be at least 36" wide.

D. No Accessible Seating
A portion specified by local codes of seating must be accessible.

A.
B.
C.
D.
step at main entrance
sink has a built-in base that does not provide required knee clearance undersized hallway/ path of travel
30"
fixed seating at raised counter

HIGH BARRIERS
obstacles that require a lot of attention, and definite professional guidance

A. Multiple Steps at Entrance
The entrance must be accessible for occupants in wheelchairs, with sloping and clearance requirements specified by local codes.

B. Step in Dining/Customer Space
Public zones must be accessible for occupants in wheelchairs, see note A.

C. Undersized or Lack of Restroom
The correct number of accessible restrooms must be provided.

D. Ramp Exceeds Maximum Slope Allowed
Businesses must be accessible for occupants in wheelchairs, see note A.

A.
B.
C.
D.
multiple steps at main entrance
step in dining space
object in path of travel
plan diagram of undersized restroom
undersized restroom with missing fixtures & grab bars
24"
ramp exceeds maximum allowable slope

ADA COMPLIANCE
barriers are minimized or removed

A. Compliant Entry
The entrance is accessible by stairs and a compliant ramp.

B. Path of Travel Clearance
All aisles to public zones, including seating, restrooms, and food pick-up are at least 36" wide and remain unobstructed.

C. Compliant Counters
Service counter is between 28" - 34" above the floor.

D. Compliant Restroom
The accessible restroom has the required fixtures, dimensions and clearances.

A.
B.
C.
D.
plan diagram of accessible restroom

COMMON MISCONCEPTIONS

I am exempt from compliance or "grandfathered"
The answer is "NO". A place of public accommodation must remove barriers when it is "readily achievable" to do so. Although the facility may be "grandfathered" according to the local building code, the federal ADA does not have a provision to "grandfather" a facility. While a local building authority may not require any modifications to bring a building "up to code" until a renovation or major alteration is done, the federal ADA requires that a place of public accommodation remove barriers that are readily achievable even when no alterations or renovations are planned. As a business you have an on-going obligation to bring your business into compliance.

I am exempt since my building has historic designation
Neither State nor Federal laws exempt historical buildings from compliance, but there are specific guidelines. In San Francisco, any building over 50 years old is considered as a potentially significant historical resource. Accessibility improvements to the entrance or exterior of these buildings may require additional review by Historic Preservation staff and may lengthen the permitting process. Another common misconception is that City staff will deny your application if the building is considered historic. This is extremely rare, though during the review process you will be required to find alternatives that respect historic designs and materials while also providing disabled access. Historically sensitive accessibility improvements may add cost to your project but are generally worth the investment over the long run.

Settling the lawsuit will relieve me of my responsibilities
Business owners need to know that the ADA is now a part of our society and that there is no limit to the number of times a business can be sued regarding accessible barriers. The best solution is to make the "readily achievable" physical changes and to understand that compliance is ongoing. If a business is sued over a physical barrier(s) to accessibility, they can still be sued for that same barrier in the future if it still exists.

Tenant vs. Landlord (Owner)
The federal ADA law states that any private entity who owns, leases, leases to, or operates a place of public accommodation shares in the obligation to remove barriers. Tenants and property owners also share in the obligation, so often times a negotiation must take place to determine who pays what costs, or percentage of costs for access compliance and/or litigation defense. Effective January 1, 2013, San Francisco law requires property owners of a commercial space of 7,500 square feet or less to provide a "Disabled Access Obligation Notice" before entering into or amending a lease. Effective July 1, 2013, State law requires a commercial property owner to state on a lease or rental agreement whether the property has undergone inspection by a certified access specialist (CASp). These two laws were passed to help ensure businesses are informed of their on-going obligation and aid in the prevention of lawsuits. There are also tax benefits that are available to each party in some cases to help pay for barrier removal.

DP.1161Mission.Augmedix.2ndAmend.01 8

DocuSign Envelope ID: 14BF7EBE-4990-48D5-A3A7-8FAC01A10AB3

CONFIRMATION OF TERM OF LEASE

This Confirmation of Term of Lease is made this 9th Day of March, 2016, by and between DP MISSION STREET, LLC (“Landlord”), and AUGMEDIX, INC., (“Tenant”), who agree as follows:

1.	Landlord and Tenant entered into that certain Lease Agreement dated February 7, 2014, as modified by First Amendment to Lease dated September 25, 2015, and Second Amendment to Lease dated January 26, 2016 (collectively, the “Lease”), pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, the premises located at 1161 Mission Street, Lower Level and Suite 210, San Francisco, California 94103 (the “Premises”).

2.	Pursuant to Section 3.1 of the Lease, Landlord and Tenant hereby confirm the commencement and expiration dates of the term, and the commencement date of rent, for the Expansion Space, as defined in the Lease, as follows:

a.	February 16, 2016, is the Commencement Date of the term of the Lease and the Commencement Date of the accrual of rent under the Lease; and

b.	February 28, 2021, is the Expiration Date of the term of the Lease.

3.	Tenant confirms that:

a.	It has accepted possession of the Premises as provided in the Lease;

b.	Landlord has fulfilled all its duties of an inducement nature, if any;

c.	The Lease has not been modified, altered, or amended;

d.	Tenant has no notice of a prior assignment, hypothecation, or pledge of rent, or of the Lease; and

e.	The Lease is in full force and effect.

4.	The provisions of this Confirmation of Term of Lease shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors, subject to the restrictions on assignment and subleasing contained in the Lease.

TENANT:	LANDLORD:
AUGMEDIX, INC.	DP MISSION STREET, LLC

		By:	DP Management Services, Inc.
Its Managing Agent

By:	/s/ Ian Shakil	By:	/s/ Sharon Slater
Its:	CEO		Sharon Slater
Senior Vice President of Asset Management